EXHIBIT 10.13

MINERALS TECHNOLOGIES INC. RETIREMENT PLAN 2020 Amendment and Restatement

MINERALS TECHNOLOGIES INC. RETIREMENT PLAN

WHEREAS, Minerals Technologies Inc. (hereinafter referred to as the "Employer") heretofore adopted the Minerals Technologies Inc. Retirement Annuity Plan (the "Retirement Annuity Plan"), for the benefit of its eligible Employees, effective as of October 22, 1992; and

WHEREAS, the Employer reserved the right to amend the Retirement Annuity Plan; and

WHEREAS, effective as of January 1, 2002, the Employer amended the Retirement Annuity Plan to provide that employees employed on or after January 1, 2002 would accrue benefits under a cash balance formula and that Participants who were accruing benefits under the Retirement Annuity Plan on December 31, 2001 generally would continue to accrue benefits under the career earnings benefit formula in effect on December 31, 2001, and in connection therewith, changed the name of the Retirement Annuity Plan to the "Minerals Technologies Inc. Retirement Plan" (the "Plan"); and

WHEREAS, prior to January 1, 2012, the Employer amended the Plan from time to time, including closing the Plan to new participants effective January 1, 2010,

WHEREAS, the Employer amended and restated the Plan effective January 1, 2012, and subsequently amended the Plan; and

WHEREAS, the Employer now desires to restate the Plan by incorporating all prior amendments; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Code for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan, effective as of January 1, 2020, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide, in its entirety as follows:

Table of Contents

Page

ARTICLE ONE--DEFINITIONS
ARTICLE TWO--SPECIAL SERVICE RULES
2.1	CREDITED SERVICE.
2.2	BREAK IN SERVICE.
2.3	CESSATION OF EMPLOYMENT AND RETURN TO SERVICE.
2.4	LEAVE OF ABSENCE.
2.5	SERVICE WITH RELATED COMPANIES.
2.6	COMPLIANCE WITH USERRA.
2.7	HEART ACT TREATMENT OF DIFFERENTIAL WAGE PAYMENTS.
2.8	SERVICE CREDIT FOR EMPLOYEES ON STRIKE
ARTICLE THREE--PLAN PARTICIPATION
ARTICLE FOUR--PLAN BENEFITS
4.1	NORMAL RETIREMENT BENEFIT.
4.2	DEFERRED RETIREMENT BENEFIT.
4.3	DISABILITY.
4.4	VESTING AND EARLY COMMENCEMENT22
4.5	ADJUSTMENT FOR IN-SERVICE PAYMENTS.
4.6	TRANSFER OF EMPLOYMENT.
ARTICLE FIVE--TIME AND MODE OF DISTRIBUTION OF PLAN BENEFITS
5.1	NORMAL FORM OF BENEFIT.
5.2	JOINT AND SURVIVOR ANNUITY
5.3	OPTIONAL FORMS OF BENEFIT PAYMENTS
5.4	REVOCATION OR CHANGE OF OPTIONAL FORM.
5.5	TIME OF COMMENCEMENT OF RETIREMENT PAYMENTS.
5.6	REEMPLOYMENT
5.7	NOTICE TO EMPLOYEES
5.8	MINIMUM DISTRIBUTION RULES.
5.9	ELIGIBLE ROLLOVER DISTRIBUTIONS35
5.10	RETROACTIVE BENEFIT PAYMENTS
ARTICLE SIX--DEATH BENEFITS
6.1	UNMARRIED PARTICIPANT
6.2	MARRIED PARTICIPANT.
6.3	AMOUNTS NOT EXCEEDING $1,000
6.4	DESIGNATION OF BENEFICIARY
6.5	HEART ACT DEATH BENEFITS UNDER USERRA

ARTICLE SEVEN--EMPLOYER CONTRIBUTIONS
7.1	EMPLOYER CONTRIBUTIONS
7.2`	FORFEITURES42
ARTICLE EIGHT--ADMINISTRATION OF THE PLAN
8.1	RESPONSIBILITY FOR PLAN AND TRUST ADMINISTRATION
8.2	OPERATION OF THE COMMITTEE
8.3	POWERS AND DUTIES OF THE RETIREMENT COMMITTEE
8.4	DUTIES OF THE PLAN ASSETS COMMITTEE
8.5	STANDARD OF DUTY
8.6	FUNDING AND INVESTMENT POLICY
8.7	COMPENSATION AND EXPENSES
8.8	NON-LIABILITY AND INDEMNIFICATION
8.9	CLAIMS PROCEDURE
8.10	TRUST AGREEMENT
ARTICLE NINE--EARLY TERMINATION RESTRICTIONS/BENEFIT LIMITATIONS
      9.1        BENEFIT RESTRICTIONS.
      9.2       LIMITATION ON BENEFITS.
9.3       LIMITATIONS APPLICABLE BASED ON FUNDING OR BANKRUPTCY
ARTICLE TEN--AMENDMENT AND TERMINATION
10.l	AMENDMENT
10.2	TERMINATION OF THE PLAN62
ARTICLE ELEVEN--TOP-HEAVY PROVISIONS
11.1	APPLICABILITY
11.2	DEFINITIONS
11.3	MINIMUM BENEFIT FOR ANY PLAN YEAR IN WHICH THE PLAN IS A TOP- HEAVY PLAN.
11.4	VESTING
ARTICLE TWELVE--MISCELLANEOUS PROVISIONS
12.1	PLAN DOES NOT AFFECT EMPLOYMENT
12.2	SUCCESSOR TO THE EMPLOYER
12.3	MERGER OF PLANS
12.4	REPAYMENTS TO THE EMPLOYER
12.5	BENEFITS NOT ASSIGNABLE
12.6	DISTRIBUTION TO LEGALLY INCAPACITATED
12.7	MISSING PERSONS
12.8	EXPENSES
12.9	GOVERNING DOCUMENTS
12.10GOVERNING LAW
12.11CONSTRUCTION
12.12HEADINGS
12.13COUNTERPARTS

ARTICLE ONE--DEFINITIONS

For purposes of this Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the meanings indicated:

1.1
"ACCRUED BENEFIT" with respect to a Participant’s Cash Balance Account, shall mean a monthly retirement benefit payable in the form of a single life annuity and commencing on a Participant’s Normal Retirement Date, which is the Actuarial Equivalent of the Participant’s Cash Balance Account (with Interest Credits under Section 4.1(d) projected to Normal Retirement Date at the interest crediting rate in effect at the date of determination).

"ACCRUED BENEFIT" with respect to a Participant’s Career Earnings Formula, shall mean a monthly retirement benefit payable in a single life annuity, and commencing on a Participant’s Normal Retirement Date, in an amount determined in accordance with Section 4.1(a) based on the Participant’s Career Earnings as of the date of determination.

1.2	"ACTUARIAL EQUIVALENT" shall mean:

(1)	Benefit Payable Under Cash Balance Formula.

(A)
In the case of a benefit payable pursuant to  Section 4.1(b), the amount payable in the form of a lump-sum payment shall be equal to the value  of the  Participant's Cash Balance Account as of the last day of the month prior to the month in which distribution occurs.

(B)
In determining the amount of a benefit payable in the form of a single life annuity under Section 5.1, actuarial equivalence as of any given date shall be determined by applying to the Participant's Cash Balance Account, valued as of the annuity starting date, a factor determined on the basis of-

(i)
an interest rate equal to the applicable interest rate (within the meaning of Code Section 417(e)(3)), determined for the full calendar month that is four (4) months prior to the month in which the annuity starting date occurs; and

(ii)
for all such benefits payable on an annuity starting date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an annuity starting date that is on or after January 1, 2003, and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners' standard table described in Code Section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code Section 807(d)(5)); and for all such benefits payable on an annuity starting date that is on or after January, 2008, the "applicable mortality table" specified in Code Section 417(e)(3).

(C)
In determining the amount of a benefit payable in the form of a "qualified joint and surviving annuity" under Section 5.2 or under an optional form available to a Participant under Section 5.3, actuarial equivalence as of any given date shall be determined by applying to the Participant's single life annuity as determined in Section 1.2(b)(1)(B), valued as of the annuity starting date, a factor determined on the basis of:

(i)	an interest rate assumption of 7½%per annum; and

(ii)
for all such benefits payable on an annuity starting date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an annuity starting date that is on or after January 1, 2003 and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners' standard table described in Code Section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code Section 807(d)(5)); and for all such benefits payable on an annuity starting date that is on or after January 1, 2008, the "applicable mortality table" specified in Code Section 417(e)(3).

(2)	Benefit Payable Under Career Earnings Formula.

In determining the amount of a benefit payable in the form of a qualified joint and survivor annuity under Section 5.2, or a joint and contingent annuitant option and/or level income option under Section 5.3, and for purposes of determining any adjustment to be made to a Participant's Accrued Benefit under Section 5.5, actuarial equivalence as of any given date shall be determined using an interest rate assumption of 7½% per annum and the mortality table described in Section 1.2(b)(2)(B). In determining the amount of benefit payable in the form of a lump-sum payment under Section 5.3(d), and for purposes of determining whether the cash-out provisions of Section 5.1 shall be applicable, actuarial equivalence as of any given date shall be determined using:

(A)
for such benefits payable on an annuity starting date occurring in Plan Years beginning before January 1, 2008, an interest rate equal to the annual rate of interest on 30-year Treasury securities or the generally accepted proxy therefore, in each case as specified by the Commissioner of the Internal Revenue Service for the full calendar month four (4) months prior to the month in which the annuity starting date occurs; for such benefits payable on an annuity starting date occurring on or after January 1, 2008 but before July 1, 2015, an interest rate equal to the “applicable interest rate” specified in Code Section 417(e)(3) for the full calendar month four (4) months prior to the month in which the annuity starting date occurs; for such benefits payable on an annuity starting date occurring on or after July 1, 2015 but before June 30, 2016, an interest rate equal to the lesser of the “applicable interest rate” specified in Code Section 417(e)(3) for the full calendar month four (4) months prior to (I) the month in which the annuity staring date occurs or (II) the Plan Year in which the annuity starting date occurs; and for such benefits payable on an annuity starting date occurring on or after July 1, 2016, an interest rate equal to the “applicable interest rate” specified in Code Section 417(e)(3) for the full calendar month four (4) months prior to the Plan Year in which the annuity starting date occurs; and

(B)
for all such benefits payable on an annuity starting date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an  annuity starting date that is on or after January 1, 2003 and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners' standard table described in Code Section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code Section 807(d)(5)); and for all such benefits payable on an annuity starting date that is on or after January 1, 2008, the "applicable mortality table" specified in Code Section 417(e)(3).

The benefit determined under this subsection shall in no event be less than the Participant's Accrued Benefit as of July 1, 1995, determined by applying a 5 percent assumed rate of interest in lieu of the applicable interest rate under Code Section 417(e)(3), wherever the same appears in this definition.

1.3
"ACTUARY" shall mean an actuary enrolled under Federal practice, or a firm of actuaries which has on its staff such an actuary, appointed by the Administrator under whose supervision valuation reports and benefit calculations are performed for the Plan.

1.4	"ADMINISTRATOR" OR "PLAN ADMINISTRATOR" shall mean the Plan Administrator appointed in accordance with the provisions of Section 8.1.

1.5	"ANNUAL PAY CREDITS" shall mean the amounts credited to a Participant's Cash Balance Account in accordance with Section 4.1(c).

1.6
"ANNIVERSARY YEAR" shall mean (1) the twelve-month period following the date on which an Employee first begins his employment with the Employer, as well as successive twelve-month periods thereafter, and (2) the twelve- month period following the date on which an Employee returns to the employ of the Employer after incurring a Break in Service as well as successive twelve-month periods thereafter. No Anniversary Year shall be credited for purposes of vesting unless in such Anniversary Year the Employee has completed 1,000 or more Hours of Service for the Employer.

1.7
"BENEFICIARY" shall mean any person, trust, organization or estate entitled to receive a death benefit under the Plan on the death of a Participant (pursuant to Article Five with respect to the Participant's death after commencement of benefits to the Participant, and pursuant to Article Six with respect to the Participant's death before commencement of benefits to the Participant).

1.8	"BREAK IN SERVICE" shall have the meaning as set forth in Section 2.2.

1.9	"CAREER EARNINGS" shall mean the Participant's aggregate Earnings during his period of Credited Service, except that:

(1)
if the Participant was employed on October 1, 2006, the Participant's Earnings for each calendar year prior to 2003 shall be the average of such Participant's Earnings during the five consecutive calendar years prior to 2003 during which the Participant rendered Credited Service which yield the highest average, provided such Participant's Earnings are not reduced thereby; and

(2)
if the Participant was employed on April 1, 1998, but terminated employment prior to October 1, 2006, the Participant's Earnings for each calendar year prior to 1998 shall be the average of such Participant's Earnings during the five (5) consecutive calendar years prior to 1998 during which the Participant rendered Credited Service which yield the highest average, provided such Participant's Earnings are not reduced thereby; and

(3)
if the Participant was employed on July 1, 1995, but terminated employment prior to April 1, 1998, the Participant's Earnings for each calendar year prior to 1995 shall be the average of such Participant's Earnings during the five (5) consecutive calendar years prior to 1995 during which the Participant rendered Credited Service which yield the highest average; provided such Participant's Earnings are not reduced thereby; and

(4)
if the Participant was employed on October 22, 1992, but terminated employment before July 1, 1995, the Participant's Earnings for each calendar year prior to 1992 shall be the average of such Participant's Earnings during the five (5) consecutive calendar years prior to 1992 during which the Participant rendered Credited Service which yield the highest average, provided such Participant's Earnings are not reduced thereby; and

(5)
in each case, only the Participant's Earnings during his last thirty-five (35) years of Credited Service shall be counted; provided, however, that, such a calculation shall not lessen such Participant's Career Earnings below the result of a prior calculation.

1.10	"CAREER EARNINGS FORMULA" shall mean the benefit formula described in Section 4.l(a).

1.11	"CASH BALANCE ACCOUNT" shall mean the notional account deemed to have been established for each Participant for the purpose of determining each Participant's benefit under the Cash Balance Formula.

This notational account shall be established and maintained for bookkeeping purposes only; benefits under the Plan shall be paid from the general assets of the Trust in the amounts, in the forms, and at the times provided, under the terms of the Plan.

When applying any statutory or Plan limitation and/or minimum benefit that is expressed in terms of an annuity to the benefit derived from the Cash Balance Account, the limit shall be applied to the annuity derived from the Cash Balance Account that is payable at the time and in the form corresponding to the Plan limitation or minimum benefits, determined under the terms of the Plan.

1.12	"CASH BALANCE FORMULA" shall mean the benefit formula described in Section 4.1(b).

1.13	"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14	"COMPANY" shall mean Minerals Technologies Inc.

1.15	"CREDITED SERVICE" shall mean Service on which a Participant's benefits are based, in accordance with the provisions of Section 2.1.

1.16	"DEFERRED RETIREMENT DATE" shall mean the date of retirement of a Participant after his Normal Retirement Date.

1.17
"DISABILITY" or "DISABLED" shall mean the inability of a Participant, who is a participant in a long-term disability plan of the Employer, to perform his duties for the Employer as a result of any bodily injury or disease or mental infirmity and for which the Participant is receiving disability benefits under such long-term disability plan. A Participant who suffers a Disability shall be considered Disabled only during the period in which he is receiving disability benefits under such long-term disability plan.

1.18	"DISABILITY LEAVE STATUS" shall mean the leave status described in Section 4.3(a).

1.19	"EARNINGS"

(1)
Items Included. Earnings shall mean actual salary, wages, bonus (except as otherwise provided below), and other remuneration earned by an Employee from an Employer for his service with an Employer, as determined by such Employer. Earnings shall include pre-tax contributions under (A) the Company's Savings and Investment Plan, (B) a cafeteria plan under Code section 125 and (C) a transportation fringe benefit plan under Code section 132(f)(4). Earnings shall also include earnings from Pfizer, Inc. to the extent that Pfizer, Inc. has transferred the accumulated benefit obligation of such person under the Pfizer Inc. Retirement Annuity Plan to the Company under the terms and conditions of the Reorganization Agreement between Pfizer Inc. and the Company dated as of September 28, 1992.

(2)	Items Excluded. Earnings shall not include any part of the cost of any employee benefit (other than pre-tax contributions under (A) the Company’s Savings and Investment Plan,
(B) a cafeteria plan under Code section 125 or (C) under a transportation fringe benefit plan under Code section 132(f)(4)), including, without limitation, stock options, perquisites and group insurance, matching contributions under the Company's Savings and Investment Plan, or of any expense reimbursement, including, without limitation, relocation costs, or of any remuneration received in the form of salary continuance or lump-sum severance by an Employee while no longer providing services to the Company. No part of any bonus or other remuneration forming part of the compensation of any Employee shall be used to determine benefits under the Plan, if such bonus should cause such benefit to become discriminatory under the applicable provisions of the Code.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Earnings of each Participant taken into account under the Plan shall not exceed the applicable limit under Section 40l(a)(17) of the Code for the relevant calendar year ($285,000 for the 2020 calendar year), as adjusted by the Secretary of the Treasury or  his  delegate  for  increases  in  the   cost   of   living   in   accordance   with  Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Earnings are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Earnings limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

For purposes of determining who is a Highly-Compensated Employee, Earnings shall mean compensation as defined in Section 414(q)(4) of the Code.

Any Earnings paid after the Participant's severance from employment with the Employer (except for compensation attributable to the pay period in which the severance from employment occurred) shall not be taken into account for purposes of determining a Participant's Accrued Benefit.

1.20
"EFFECTIVE DATE." The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2020, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide. The rights of any Participant who terminated employment with the Employer prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's termination from employment (subject to any subsequent elimination of benefits as permitted by law or regulation), unless the Participant subsequently returns to employment with the Employer, or unless otherwise provided under the terms of the Plan. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.21	"EMPLOYEE" shall mean a common law employee of the Employer.

1.22
"EMPLOYER" shall mean the Company and any subsidiary or affiliate of which, with the approval of the board of directors of the Company, has adopted the Plan and shall include any successor(s) thereto which adopt this Plan. If, under state law, the Employer at any time is not governed by directors but instead by its stockholders, reference herein to the board of directors shall be deemed to refer to the individual(s) empowered to vote on the Employer's affairs.

1.23
"EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an "Hour of Service," provided that in the case of a Break in Service, his Employment Date shall be the first date thereafter as of which he is credited with an Hour of Service.

1.24	"HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

(a)	was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(l)) at any time during the "determination year" or "look-back year"; or

(b)	earned more than $125,000 of Earnings from the Employer during the "look-back year". The $125,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code.

An Employee who separated from Service prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly- Compensated Employee when such Employee separated from Service, or was a Highly- Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12)-month period immediately preceding the "determination year".

1.25	"HOUR OF SERVICE" shall have the meaning set forth below:

(a)	An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)
An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence,

(i)
No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

(ii)
An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

(iii)	Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)
An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

(d)	Hours of Service under this Section shall be determined under the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

With respect to periods of employment prior to July 1, 2005, each Employee shall be credited with Hours of Service on the basis of an assumed one hundred and ninety (190) Hours of Service per month for each month for which the Employee would have received at least one (1) Hour of Services in accordance with this definition, to the extent that it does not result in crediting Hours of Service more than once with respect to any period.

With respect to periods of employment after June 30, 2005, Hours of Service shall be determined from records of actual hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above, to the extent that it does not result in crediting Hours of Service more than once with respect to any period.

1.26	"INTEREST CREDITS" shall mean the amounts credited to a Participant's Cash Balance Account in accordance with Section 4.l(d).

1.27
"LEASED EMPLOYEE" shall mean any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, where such services are performed under the primary direction or control of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly- Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation as defined in Section 9.2(b)(2) of the Plan; (b) immediate participation; and (c) full and immediate vesting.

1.28	"NONHIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who is not a Highly-Compensated Employee.

1.29
"NORMAL RETIREMENT AGE" shall mean a Participant's sixty-fifth (65th) birthday if the Participant commenced employment on or before July 31, 2002, or the later of the date the Employee attains age sixty-five (65) or the date the Employee completes five (5) years of Credited Service, if the Participant commenced employment on or after August 1,  2002.

1.30	"NORMAL RETIREMENT DATE" shall mean the first day of the month coincident with or next following the date the Participant attains his Normal Retirement Age.

1.31	"PARTICIPANT" shall mean any Employee or former Employee who is eligible to participate in the Plan or whose Beneficiary may be eligible to receive any such benefit.

1.32	"PLAN" shall mean the Minerals Technologies Inc. Retirement Plan as set forth herein and as it may be amended from time to time.

1.33	"PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.34
"PRIMARY SOCIAL SECURITY BENEFIT" shall mean the annual amount available to the Participant at age 65, or later if the Participant retires after age 65, under the Old Age Insurance provisions of Title II of the Social Security Act in effect at this termination of employment, without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment, subject to the following:

(a)
A Participant’s Primary Social Security Benefit shall be determined (1) with respect to the period prior to the Participant’s termination of employment, by applying a salary sale which is the actual change in average wages from year to year as determined by the Social Security Administration, projected backwards, from the Participant’s Earnings for the calendar year in which the Participant’s termination of employment occurs (or the Participant’s Earnings during the calendar year immediately preceding the calendar year in which the Participant’s termination of employment occurs, if Earnings during such year are greater) and (2) in the event that the Participant’s termination of employment occurs prior to attainment of age 65, by assuming that the Participant’s Earnings as determined in (1) will continue to be earned by the Participant until age 65.  Notwithstanding the foregoing, if a Participant whose termination of employment occurs prior to attainment of age 65 retires pursuant to Section 4.4(b)(2)(B), such Participant’s Primary Social Security Benefit shall be estimated by assuming that the Participant will not receive any income after retirement which would be treated as wages for purposes of the Social Security Act.

(b)
Notwithstanding the foregoing, actual salary history will be used to calculate the Primary Social Security Benefit if this will result in a larger benefit under the Career Earnings Formula for the Participant, but only if documentation of such history is provided by the Participant within two years after the later of his termination of employment or the date the Participant receives notice of his benefits under the Plan.

1.35
"SPOUSE" shall mean, whether or not capitalized, with respect to any Participant, an individual to whom a Participant is legally married under the law of any domestic or foreign jurisdiction having the legal authority to sanction marriages, and references to a “married” Participant means a Participant who is legally married under the law of any domestic or foreign jurisdiction having the legal authority to sanction marriages.

1.36	"TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto.

1.37	"TRUST FUND" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.38	"TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.38
"VALUATION DATE" shall mean the annual date selected by the Actuary, in accordance with the requirements of applicable law, as of which Plan assets are valued and liabilities determined for purposes of an actuarial valuation.

ARTICLE TWO--SPECIAL SERVICE RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1
CREDITED SERVICE. A Participant shall be credited with a year of "Credited Service" for each Anniversary Year during which he completes at least one thousand (1,000) Hours of Service. No fractional years of Credited Service shall be credited to a Participant, except for purposes of determining (i) the Primary Social Security Benefit offset amount pursuant to Section 4.l(a)(2), and (ii) a Participant's Career Earnings and his eligibility for early retirement under Sections 4.4(b)(2)(A) and (B), in which event the Participant's Credited Service shall be determined on the basis of the months of employment with the Employer during the fractional Anniversary Year without regard to whether the Participant completes one thousand (1,000) or more Hours of Service within such periods. For purposes of the preceding sentence, a month of employment shall be credited with respect to the Participant's first and last month of employment with the Employer if the Participant is employed for at least fifteen (15) days in each such month.

With respect to any Participant who was an active participant in the Pfizer Inc. Retirement Annuity Plan (the "Pfizer Plan") immediately prior to October 22, 1992, and who commenced employment with the Employer on or after October 22, 1992 and prior to June 1, 1993, Credited Service shall include any service credited to such Participant under the Pfizer Plan provided such Participant was an active participant under the Pfizer Plan immediately prior to such Participant's employment by the Employer.

In addition, Credited Service shall include service with an employer other than an Employer or "related group member" (within the meaning of Section 2.5(b)) which service is recognized as Credited Service pursuant to Schedule D. Except as otherwise provided, Prior Service of a Participant shall also be included in the Participant's Credited Service. For such purposes, "Prior Service" shall mean service rendered by a person who is in the service of the Employer before the date on which he becomes a Participant and who continues in service on and after the date he becomes a Participant.

2.2
BREAK IN SERVICE. A Break in Service shall be a twelve (12)-month computation period (as used for measuring years of Credited Service), in which an Employee or Participant is not credited with at least five hundred and one (501) Hours of Service.

2.3
CESSATION OF EMPLOYMENT AND RETURN TO SERVICE. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break years of Credited Service, provided, however, that if, when the Employee incurred his Break in Service, he had not completed sufficient years of Credited Service to be credited with a vested benefit under the Plan, his pre-Break years of Credited Service shall be disregarded if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of pre-Break years of Credited Service, provided, however, that the Credited Service that such Employee had prior to the Break in Service shall not be disregarded pursuant to this section if the Employee completes at least twenty-four (24) consecutive months of Credited Service following his reemployment.

If a reemployed Employee does not forfeit his Credited Service as provided above, solely for purposes of determining his Career Earnings, the last calendar year in which he rendered Credited Service shall be treated as being consecutive with the first calendar year in which he renders Credited Service after his reemployment.

Notwithstanding the foregoing, for purposes of determining a Participant's Accrued Benefit under the Career Earnings Formula, following reemployment, no Credited Service shall be credited for any Anniversary Year subsequent to a Participant's separation from service with the Employer if such reemployment occurs on or after January 1, 2002.

2.4
LEAVE OF ABSENCE. A Participant on an unpaid leave of absence pursuant to the Employer's normal personnel policies shall be credited with Hours of Service at his regularly- scheduled weekly rate while on such leave provided the Employer acknowledges in writing that the leave is with its approval. These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred and, unless specified otherwise by the Employer in writing, shall not be credited for any other purpose under the Plan. Hours of Service during a paid leave of absence shall be credited as provided in Section 1.25.

For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

(a)	the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

(b)	in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

Except as otherwise provided herein, in no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence. The Hours of Service shall be credited in the computation period (used for measuring years of Credited Service) which starts after the leave of absence begins. However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

Notwithstanding the foregoing, time spent on an authorized leave of absence shall be credited for the purpose of computing length of service and benefits payable under the Career Earnings Formula on the following basis: Participants shall receive credit for each full year spent on authorized leave of absence for each full year of Credited Service that they render to the Employer following return to active service, except that time spent on authorized leave of absence for medical reasons shall be credited without requirement of subsequent Credited Service and time spent on civic leave shall be  credited upon return to active service.

2.5	SERVICE WITH RELATED COMPANIES.

(a)
Service with Related Group Participants. Except as otherwise provided, for each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.5(a)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining his years of Credited Service (except for purposes of benefit accrual). The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employer for purposes of the Plan, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining his years of Credited Service (except for purposes of benefit accrual). For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(b)
Construction. This Section is included in the Plan to comply with Code provisions regarding the crediting of service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and the regulations thereunder.

2.6
COMPLIANCE WITH USERRA. Notwithstanding any provisions of the Plan to the contrary, Employees shall receive service credit with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) to the extent required under said Section 414(u).

2.7
HEART ACT TREATMENT OF DIFFERENTIAL WAGE PAYMENTS. For years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Earnings, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(l)(C) by reason of any contribution or benefit which is based on the differential wage payment.

2.8
SERVICE CREDIT FOR EMPLOYEES ON STRIKE.  With respect to a collectively bargained Employee at the Cloquet location who is on strike in 2015, Hours of Service and Credited Service under this Article II shall include periods while the Employee is on strike.  Hours of Service shall be determined by assuming that the Employee continued working during the strike period at the Employee’s regularly scheduled working hours immediately before he or she went on strike.  The service credited under this Section 2.8 shall not duplicate any other period of service otherwise credited under the Plan.

ARTICLE THREE--PLAN PARTICIPATION

3.1	PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to be Participants, subject to the terms hereof.

Notwithstanding any provision of the Plan to the contrary, effective January 1, 2010, no Employee shall become a Participant, and any Participant who terminates employment, transfers employment to an excluded class of Employees (as described below), or otherwise ceases to be an active Participant in the Plan shall not again become an active Participant and shall not accrue any further benefits under the Plan at any future date as a result of reemployment or for any other reason.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); or (iii) employed as a Leased Employee.

ARTICLE FOUR--PLAN BENEFITS

4.1
NORMAL RETIREMENT BENEFIT. Subject to the following provisions hereof, each Participant who retires at his Normal Retirement Date shall be entitled to receive a monthly retirement benefit determined as of such date. A Participant's right to his benefit shall be nonforfeitable upon reaching his Normal Retirement Age and shall be payable under the rules specified in Article Five. The amount of such annual benefit, expressed as a straight  life annuity, shall be equal to the benefit determined under the applicable formula set forth below:

(a)
Career Earnings Formula. The Career Earnings Formula shall be used to determine the Normal Retirement benefit of each Participant who was an Employee of the Employer on December 31, 2001; provided, however, that, in the case of a Participant who, following his termination of employment with the Employer, is reemployed by the Employer on or after January 1, 2002, the Career Earnings Formula shall not be applicable with respect to the Participant's period of employment with the Employer which occurs subsequent to the date of the Participant's reemployment. The benefit payable at the Normal Retirement Date of a Participant under the Career Earnings Formula shall be equal to the greater of:

(1)	1.4% of the Participant's Career Earnings; or

(2)	1.75% of the Participant's Career Earnings, less 1.50% of his Primary Social Security Benefit,

multiplied by his years of Credited Service, to a maximum of thirty-five (35) years of Credited Service.

Notwithstanding the foregoing, unless otherwise provided herein, each Section 401(a)(17) Participant's Accrued Benefit under the Career Earnings Formula shall be the greater of the Accrued Benefit determined for such Participant under (A) or (B) below:

(A)
the Section 401(a)(17) Participant's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Participant's total years of Credited Service taken into account under the Career Earnings Formula for the purposes of benefit accrual, or

(B)	the sum of:

(i)
the Section 401(a)(17) Participant's Accrued Benefit as of the last day of the last Plan Year beginning before January I, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations, and

(ii)
the Section 401(a)(17) Participant's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Participant's years of Credited Service for Plan Years beginning on or after January 1, 1994, for purposes of benefit accrual.

For purposes of this subsection, a "Section 40l(a)(17) Participant" means a Participant whose Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Career Earnings for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

In the case of any group or class of Participants, the Employer may limit the Prior Service (within the meaning of Section 2.1) of persons included in such group or class to service rendered on and after a date to be determined by the Employer.

Except in the case of a person in the service of a corporation which becomes an Employer, the Prior Service benefits of any Participant who was absent from the Employer during all or part of the calendar year next preceding the date he becomes a Participant, because of sickness, Disability, service in the armed forces of the United States, or like reasons beyond his control, and who entered the service of his Employer prior to such calendar year, shall be computed by crediting to him as Earnings for such calendar year the following Earnings:

(I)	all Earnings actually received by such Participant in such calendar year before or after the period of absence from his Employer and

(II)
the Earnings he would have received in such calendar year during the period of absence based on a forty-hour (40) week at his straight-time rate of pay at the time of leaving his Employer and any increased rate to which he would have been entitled as a result of automatic length-of-service increases or a general increase, and any bonuses or other payments made in such calendar year during such period of absence to which he would normally have been entitled.

(b)
Cash Balance Formula. The Cash Balance Formula shall be used to determine the Normal Retirement benefit of each Participant whose employment with the Employer commences on or after January 1, 2002. The Cash Balance Formula shall also be used to determine the Normal Retirement benefit of any Participant who is reemployed by the Employer on or after January 1, 2002, with respect to the determination of such Participants' Normal Retirement Benefit attributable to service occurring subsequent to his reemployment date. Under no circumstances shall a Participant accrue benefits under the Career Earnings Formula and the Cash Balance Formula with respect to the same periods of Credited Service. The benefit payable at the Normal Retirement Date of a Participant under the Cash Balance Formula shall be equal to the sum of-

(1) Annual Pay Credits pursuant to Section 4.l(c); and

(2) Interest Credits pursuant to Section 4.1(d).

(c)	Annual Pay Credits. As of the first day of each Plan Year, an Annual Pay Credit shall be credited to the Cash Balance Account of each Participant whose benefit is determined under the Cash Balance Formula (including each such Participant who retired, died, or otherwise terminated during the prior Plan Year), who received Earnings during the prior Plan Year. The Annual Pay Credit shall equal such Participant's Earnings for the prior Plan Year multiplied by five percent (5%). Notwithstanding the foregoing, in the final year of a Participant's employment, an Annual Pay Credit shall be credited to such Participant's account, calculated by multiplying such Participant's Earnings in the current Plan Year up to the Participant's termination date by five percent (5%).

(d)
Interest Credits. Interest Credits based on the amount of the Participant's Cash Balance Account as of the last day of each Plan Year shall be added to the Cash Balance Account of each Participant whose benefit is determined under the Cash Balance Formula as of the last day of the Plan Year, prior to the crediting of any Annual Pay Credit or other credit for the following Plan Year. In the final year of employment of each such Participant, interest at the same rate as used in determining the Interest Credit on the last day of the Plan Year in which the Participant's employment is terminated, shall be credited on a pro rata basis up to the date such Participant's benefits commence to the Participant's Cash Balance Account as of January 1 of the Plan Year in which the Participant's employment terminates. Effective January 21, 2004, the preceding sentence shall only apply if the Participant elects to receive his benefit prior to the end of the Plan Year in which the Participant's employment terminates and no additional Interest Credit shall be applied as of the end of the Plan Year to any Annual Pay Credit accrued to a Participant's Cash Balance Account based on his Earnings in the final year of the Participant's employment where the Participant elected to receive his benefit prior to the end of the Plan Year in which the Participant's employment terminates. Except as provided below, Interest Credits shall cease once benefit payments have commenced to the Participant.

If a Participant who is receiving benefits in any form other than a lump-sum payment is re-employed, interest hereunder shall not be credited to the Participant's Cash Balance Account used to determine such benefits but shall be credited to a new Cash Balance Account established on behalf of such Participant, provided that such a Participant who is re-employed on or after January 1, 2010 shall not be entitled to any further Annual Pay Credits or Interest Credits.

The rate of interest for Interest Credits for Plan Years beginning after December 31, 2004 shall be the one-year constant maturity Treasury Bond rate (or generally accepted proxy therefor (as published by the U.S. Federal Reserve Board)) for the month of November of the immediately preceding Plan Year plus one percentage point. The rate of interest for Interest Credits for Plan Years beginning on January 1, 2002 through January 1, 2004 shall be the twelve (12)-month average of the thirty (30)-year constant maturity Treasury Bond rates (or the generally accepted proxy therefor) as published by the U.S. Federal Reserve Board, determined for the twelve (12)-months ending in November of the immediately preceding year. Notwithstanding any other provision of the Plan to the contrary, an Employer reserves the right to change the interest rate used to determine the Interest Credits at any time prior to the end of the Plan Year in which such credit is added to the Participant's Cash Balance Account.

Effective for Plan Years beginning after December 31, 2007, and solely with respect to Participants who have one (1) Hour of Service on or after December 31, 2007, the interest rate used for Interest Credits for any Plan Year shall not exceed a market rate of return. In addition, and regardless of the rate specified in the Plan, an Interest Credit (or equivalent amount) of less than zero shall in no event result in the Cash Balance Account or similar amount being less than the Pay Credits to such Participant’s Cash Balance Account, reduced to reflect the value of any prior distributions.  This requirement applies only as of an annuity starting date as of which a distribution of the Participant’s entire vested remaining benefit under the Plan’s Cash Balance Formula commences.

Notwithstanding the foregoing, upon termination of the Plan,

(i)
if the interest credit rate (or equivalent amount) under the Plan is a variable rate, the rate of interest used to determine Accrued Benefits under the Plan attributable to the Cash Balance Account shall be equal to the average of the rates of interest used under the Plan during the five (5) year period ending on the termination date; and

(ii)
with respect to the portion of the Accrued Benefit attributable to the Cash Balance Account, the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity at Normal Retirement Date shall be the rate and table specified under the Plan for such purpose as of the termination date, except that if such interest rate is a variable rate, the interest rate shall be determined under the rules of subclause (i) above.

The foregoing provisions shall be operated and interpreted in accordance with Section 411(b)(5) of the Code (as amended from time to time) and regulatory guidance issued thereunder.

4.2
DEFERRED RETIREMENT BENEFIT. A Participant who retires from employment with the Employer after his Normal Retirement Date shall be eligible to receive distribution of his vested Accrued Benefit following his Deferred Retirement Date. In no event, however, shall distribution of the Participant's vested Accrued Benefit be made or commence later than the Participant's required beginning date, as defined in Section 5.8(f)(iv).

To the extent required by law, in the event a Participant is employed after attaining age seventy and one-half (70½), his Accrued Benefit shall be actuarially increased, to take into account the period after age 70½ in which the Participant was not receiving any benefits under the Plan, in accordance with Section 40l(a)(9)(C)(iii) of the Code and regulatory guidance thereunder.  To the extent permitted by the Code, including Code Section 411(b)(1)(H), any such actuarial increase shall be offset against benefit accruals for periods of service after the Participant’s attainment of age 70-1/2.

Notwithstanding any other provision of this Plan, with respect to the period from a Participant's Normal Retirement Date to his termination of employment, the Participant shall receive benefit payments under this Plan for each month in which he is compensated for fewer than 40 Hours of Service.

4.3	DISABILITY.

(a)
Effect of Disability on Benefits Under the Career Earnings Formula. Upon becoming Disabled, a Participant who has completed at least three (3) years of Credited Service shall be eligible for Disability Leave Status. Such status may be terminated or suspended by the Administrator if at any time before Normal Retirement Age the Participant again engages in regular full-time employment, fails or refuses to undergo any medical examination ordered by the Administrator, or the Administrator determines on the basis of a medical examination that the Participant has sufficiently recovered to engage in regular full-time employment. While on Disability Leave Status, a Participant shall be credited with Credited Service, and with Earnings at the same rate as he had earned in the calendar year prior to the calendar year in which he became Disabled, until the Participant retires, dies, reached his Normal Retirement Age, or his Disability Leave Status is sooner terminated or suspended.

(b)
Effect of Disability on Benefits Under the Cash Balance Formula.  If a Participant who has completed at least three (3) years of Credited Service and who is an Employee suffers a Disability prior to termination, and, for reasons thereof, the Participant's status as an Employee ceases, then such Participant shall continue to be credited with Annual Pay Credits and Interest Credits during the period of such Disability as described below and as provided in Section 4.1, as if the individual were still actively employed. For the purpose of determining a Disabled Participant's Annual Pay Credits for any Plan Year, such Participant's Earnings for any period of Disability shall be equal to the Participant's Earnings during the full calendar year immediately preceding the date of such Disability (annualized in the event the Participant did not receive twelve (12) full months of Earnings). Additionally, years of Credited Service (determined on the basis of the Participant's regularly scheduled Hours of Service as of the date immediately preceding the date of such Disability) shall continue to be credited during the period in which credits continue to be credited to the Participant's Cash Balance Account. Annual Pay Credits for a Plan Year shall be determined based on the Disabled Participant's attained age and Anniversary Years (including the additional service described above) as of the immediately preceding December 31. However, such credits shall cease upon  the earliest to occur of:

(1)	the day on which the Participant's long-term disability plan payments cease;

(2)	the day the Participant dies;

(3)	the date the Participant begins to receive benefit payments under the Plan; or

(4)	the fifth (5th) anniversary of the last day the Participant was actively at work prior to such Disability, as determined by the Administrator.

4.4	VESTING AND EARLY COMMENCEMENT.

(a)
Commencement of Vested Benefits at Normal Retirement Date. A Participant who terminates employment with the Employer, for any reason other than his death, Disability or termination of employment on or after his Normal Retirement Date, after completing at least three (3) years of Credited Service shall be entitled to receive a benefit commencing at his Normal Retirement Date calculated in accordance with Section 4.1, the monthly amount of which, if such benefit were paid in the form of a single life annuity, shall be equal to the Participant’s Accrued Benefit.  Subject to the provisions of Article Five, any benefit payable under his Section shall be made pursuant to the provision of Article Five.

(b)	Commencement of Vested Retirement Benefits Before Normal Retirement Date.

(1)
Provisions Applicable to Accrued Benefits Attributable to the Cash Balance Formula. Subject to the provisions of Article Five, a Participant who terminates employment after completing three (3) or more years of Credited Service shall be entitled to elect that the benefit payable pursuant to the Cash Balance Formula, if any, commence on the first day of any month coincident with or next following his termination up to his Normal Retirement Date.

(2)
Provisions Applicable to Commencement of Vested Retirement Benefits Attributable to the Career Earnings Formula. The benefit determined under the Career Earnings Formula of a Participant whose termination from employment date occurs prior to his Normal Retirement Date shall not commence until the Participant's Normal Retirement Date, except as follows:

(A)
A Participant whose termination from employment occurs on or after the Participant's attainment of age fifty-five (55) and following his completion of at least ten (10) years of Credited Service may elect to commence his benefit as of the first day of any month prior to the Participant's Normal Retirement Date.  If such a Participant elects an annuity starting date that is prior to the Participant's Normal Retirement Date, the retirement benefit payable as of such date shall equal the Participant's Accrued Benefit multiplied by the applicable percentages contained in Schedule A;

(B)
A Participant whose termination from employment occurs on or after the date as of which the sum of the Participant's age and the Participant's years of Credited Service equal or exceed a total of ninety (90) years, may elect to commence his benefit as of the first day of any month on or after the Participant's attainment of age fifty-five (55) and prior to the Participant's Normal Retirement Date.  If such a Participant elects an annuity starting date that is prior to the Participant's Normal Retirement Date, the benefit payable as of such date shall equal the Participant’s Accrued Benefit multiplied by the applicable percentages contained in Schedule B;

(C)
A Participant whose termination from employment occurs on or after the date as of which the Participant has completed three (3) or more years of Credited Service, but prior to the date as of which the Participant satisfies the requirements of Sections 4.4(b)(2)(A) and (B), such Participant may elect to commence his benefit as of the first day of any month prior to the Participant's Normal Retirement Date on or after the Participant has attained age fifty-five (55). If such a Participant elects an annuity starting date that is prior to the Participant's Normal Retirement Date, the benefit payable as of such date shall equal the Participant's Accrued Benefit multiplied by the applicable percentages contained in Schedule C.

(D)
The foregoing notwithstanding, the benefit of a Participant who has completed at least three (3) years or Credited Service shall in no event be less than the benefit to which the Participant would have been entitled had he terminated employment on December 31, 1993, under the terms and conditions of the Plan as then in effect (the "1993 Annuity"). A Participant may elect to receive his 1993 Annuity, if any, prior to attaining age fifty-five (55) but in no event prior to attaining age fifty (50). If such a Participant elects an annuity starting date for this 1993 Annuity that is prior to the Participant attaining age fifty-five (55), the benefit payable as of such date shall equal the Participant's 1993 Annuity, reduced by 4% for each year (or portion thereof determined on a monthly basis) that it is received prior to age sixty-five (65), measured from the annuity starting date.

If a Participant makes such an election, the remaining portion of his Accrued Benefit, if any, determined as of the date he elects to receive the 1993 Annuity and expressed as a benefit payable at age sixty-five (65), shall be the amount obtained by subtracting the Participant's reduced 1993 Annuity from the product of his Accrued Benefit multiplied by the Actuarial Factor. The resulting net benefit amount, if any, shall then be divided by the Actuarial Factor to obtain the remaining benefit payable at age sixty-five (65). For purposes of this computation, the "Actuarial Factor" shall mean the product of 40% multiplied by the Actuarial Equivalent benefit of an annual benefit of $1 commencing at age fifty-five (55), determined as of the date the Participant begins to receive his 1993 Annuity. The remaining portion of the Accrued Benefit so determined shall be payable under the terms and conditions of the Plan in effect at the Participant's termination of employment.

A Participant who terminates employment with a vested right to his 1993 Annuity may elect to receive the 1993 Annuity in any of the optional forms of benefit available to such Participant as in effect under the Plan on December 31, 1993.

(E)
The nonvested portion of a Participant's Accrued Benefit shall be forfeited as of the earlier of (i) the last day of the Plan Year in which the Participant receives distribution of his vested Accrued Benefit, or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. For this purpose, a Participant who is not vested in any portion of his Accrued Benefit as of the date he separates from service shall be deemed to have received distribution of his Accrued Benefit as of the end of the Plan Year following the Plan Year in which he terminates employment.

4.5	ADJUSTMENT FOR IN-SERVICE PAYMENTS.

In the case of a Participant whose benefit payments commence prior to his termination from employment:

(a)	Retirement benefits payable under the Career Earnings Formula shall be reduced to reflect the Actuarial Equivalent value of amounts previously paid to the Participant; and

(b)
the Participant's benefit determined under the Cash Balance Formula shall be adjusted, if appropriate, in each calendar year beginning after the Participant's annuity starting date, to reflect changes in his Accrued Benefit resulting from adjustments to the Participant's Cash Balance Account for the next preceding calendar year.

4.6	TRANSFER OF EMPLOYMENT.

Except as otherwise specified herein, in the case of a Participant who transfers from employment with an Employer to a "related group member" (within the meaning of Section 2.5) which has not adopted the Plan, such Participant shall not earn Credited Service for Anniversary Years during which the Participant is employed by such related group member, nor shall the Participant's Earnings be recognized with respect to such period. No Annual Pay Credits shall be made to the Participant's Cash Balance Account with respect to the period of such Participant's employment with such related group member, however, such Participant's Cash Balance Account shall continue to be credited with Interest Credits during such period until the end of the month prior to the month in which payment under the Plan commences.

ARTICLE FIVE--TIME AND MODE OF DISTRIBUTION OF PLAN BENEFITS

5.1
NORMAL FORM OF BENEFIT. In the case of an unmarried Participant, the normal form of benefit shall be a single-life annuity. Under such form, monthly benefits shall be paid for the lifetime of the Participant. For a married Participant, the provisions of Section 5.2 shall apply in lieu of this Section. Alternatively, a Participant shall be permitted to select any of the available options in Section 5.3, subject to the restrictions contained in Section 5.3.

Notwithstanding the foregoing, if the Actuarial Equivalent lump sum value of the Participant's vested Accrued Benefit does not exceed $1,000, the Participant's entire vested Accrued Benefit shall be distributed to the Participant (or, in the event of the Participant's death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise terminates from employment.

5.2
JOINT AND SURVIVOR ANNUITY. For any Participant who is married on his "annuity starting date" (defined below), his benefit under the Plan shall be paid in the form of a "qualified joint and survivor annuity" (defined below) unless the Participant, with the consent of his spouse, elects to waive such form of benefit during the election period described in paragraph (d) below; provided, however, that the consent of the Participant's spouse shall not be required if the Participant selects an option set forth in Section 5.3(b) with his spouse as his Beneficiary.

(a)
The "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's surviving spouse equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The qualified joint and survivor annuity shall be the Actuarial Equivalent of the Participant's Accrued Benefit payable in the normal form specified under Section 5.1 for an unmarried Participant.

(b)
The Participant may elect to waive the qualified joint and survivor annuity form of benefit at any time during the election period. Such an election must be made in writing on a form acceptable to the Administrator. However, an election to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant's spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, which may not be changed without spousal consent (unless the Participant's spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse's consent acknowledges the effect of the election, and (4) the spouse's consent is witnessed by a notary public. In addition, a Participant's  waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant's spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse's consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in Section 417 of the Code or regulatory guidance promulgated thereunder.

(c)
Any consent by a spouse obtained under this Section (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and/or a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan in accordance with procedures established by the Administrator. A Participant is not limited to the number of revocations or elections that may be made hereunder.

(d)
The "election period" under this Section shall be the one hundred eighty (180) days) period prior to the "annuity starting date," which date shall be the first day of the first period in which an amount is payable as an annuity or, if such benefit is not payable as an annuity, the first day on which the Participant may begin to receive a distribution from the Plan.

(e)
The Administrator shall provide to each Participant, not less than thirty (30) days, and not more than one hundred eighty (180) days) days, prior to the annuity starting date, a written explanation of:

(1)	the terms and conditions of the qualified joint and survivor annuity;

(2)	the Participant's right to make, and the effect of, an election to waive such annuity;

(3)	the right of the Participant's spouse regarding the required spousal consent to an election to waive the qualified joint and survivor annuity;

(4)	the right to make, and the effect of, a revocation of an election to waive such annuity; and

(5)	the relative values of the forms of benefit available under the Plan.

The description of a Participant's right, if any, to defer distribution shall also describe the consequences of failing to defer receipt of the distribution in accordance with the requirements of applicable law.

(f)
Notwithstanding anything contained herein to the contrary, if the Actuarial Equivalent lump sum value of a Participant's Accrued Benefit does not exceed $1,000, distribution of the Participant's vested Accrued Benefit shall be made in the form of a lump-sum payment in accordance with the provisions of Section 5.1 above.

A Participant who elects to waive the "qualified joint and survivor annuity" form of benefit shall be entitled to elect the "qualified optional survivor annuity" at any time during the applicable election period. Any such election shall not be subject to the spousal consent requirements of Section 5.2(b). Furthermore, the written explanation of the joint and survivor annuity shall explain the terms and conditions of the qualified optional survivor annuity.

For such purposes, the term "qualified optional survivor annuity'' means an annuity:

(1)
for the life of the Participant, with a survivor annuity for the life of the spouse which is equal to the "applicable percentage" of the amount of the annuity which is payable during the joint lives of the Participant and his or her spouse; and

(2)	which is the Actuarial Equivalent of the Participant's Accrued Benefit payable in the normal form specified under Section 5.1 for an unmarried Participant.

Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

The "applicable percentage" shall be based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan's qualified joint and survivor annuity bears to the annuity payable during the joint lives of the Participant and his or her spouse). For this purpose, if the survivor annuity percentage is less than seventy-five percent (75%), then the "applicable percentage" shall be seventy-five percent (75%); otherwise, the "applicable percentage" shall be fifty percent (50%).

5.3
OPTIONAL FORMS OF BENEFIT PAYMENTS. In lieu of the normal forms of benefit described under Sections 5.1 and 5.2, a Participant may elect to receive (with the consent of his spouse, if required under Section 5.2) any of the alternative forms of benefit described below, provided that a Participant who has not satisfied the requirements of Section 4.4(b)(2)(A) or Section 4.4(b)(2)(B) as of his date of termination of employment may not elect the forms of payment described in Sections 5.3(b), (c), or (d), except that a Participant with a benefit under the Cash Balance Formula may elect a lump sum form of payment under Section 5.3(d):

(a)	A monthly benefit payable to and during the lifetime of the Participant with benefit payments ceasing in the month of the Participant's death; or

(b)
A monthly benefit payable to and during the lifetime of the Participant with the provision that after his death, a monthly benefit at the rate of 50%, 75% or 100% of his monthly benefit shall then be paid to and during the lifetime of his designated Beneficiary; provided, however, that payments under this option shall be restricted to the extent required to ensure compliance with minimum distribution incidental death benefit requirement of Section 40l(a)(9) of the Code and the regulations promulgated thereunder; or

(c)
If the Participant's benefit is to commence prior to the Participant's Normal Retirement Date, the Participant may elect to convert the benefit otherwise payable to him into a benefit of an Actuarial Equivalent value of such amount so that with his expected Social Security benefit, he shall receive, so far as possible, the same amount each year before and after such expected Social Security benefit commences. A Participant whose benefit commences before he reaches age sixty-two (62) may elect the level income option based on his Social Security benefit as of age sixty-two (62) or his Social Security benefit as of age sixty-five (65). A Participant whose benefit commences after he reaches age sixty- two (62) may only elect the level income option based on his Social Security benefit as of age sixty-five (65). Monthly payments shall terminate upon the death of the Participant unless the Participant elected the level income option in conjunction with the "qualified joint and survivor annuity under Section 5.2 or the joint and contingent annuity option described in Section 5.3(b), in which event payments shall continue pursuant to such election if the Participant's spouse or Beneficiary, as applicable, survives the Participant.

A Participant may not elect this level income option if the Participant's monthly payments under the option would be equal to zero (0) following the Participant's attainment of age sixty-two (62) or age sixty-five (65), as applicable, nor may a Participant elect this option in conjunction with a 75% joint and contingent annuity option described in Section 5.3(b).

(d)
With respect to a benefit determined under the Career Earnings Formula, a Participant may elect to receive his benefit in the form of a lump sum payment; provided that (i) the election to receive such lump sum must be made no later than the end of the second calendar month following the Participant's retirement and (ii) distribution must be made no later than the second calendar month following the Participant's retirement. Such lump sum shall be the Actuarial Equivalent of the Participant's Accrued Benefit. With respect to a benefit determined under the Cash Balance Formula, a Participant may elect to receive his benefit in the form of a lump sum, which lump sum shall be equal to the amount credited to his Cash Balance Account as of the last day of the month next preceding his benefit commencement date.

Separately with respect to the portion of a Participant’s Accrued Benefit determined under Section 4.1(a) (the “Career Earnings Benefit”) and the portion of a Participant’s Accrued Benefit determined under Section 4.1(b) (the “Cash Balance Benefit”), for purposes of this paragraph each separately an “Accrued Benefit”, the Participant or Beneficiary may elect to divide the Participant’s Accrued Benefit into Career Earnings Benefit and Cash Balance Benefit portions as described in this section.  A Participant or Beneficiary may elect a combination of distribution options for the divided portions of the Participant’s Accrued Benefit to the following extent: A Participant or Beneficiary who elects to bifurcate the Participant’s Accrued Benefit may divide the benefit between no more than two distribution forms, with either the Cash Balance Benefit or the Career Earnings Benefit portion payable in a lump sum (A) to the Participant, as described in Section 5.3(d), and, the Career Earnings Benefit or the Cash Balance Benefit portion payable, as applicable, in one of the other optional forms available as described in this Section 5.3 (subject to the requirements of Sections 5.1 and 5.2), or (B) to the Beneficiary, as described in Section 6.1 or 6.2, as applicable, and the Career Earnings Benefit portion or the Cash Balance Benefit portion, as applicable, payable as provided under Section 6.1 or 6.2, as applicable.  If a Participant or Beneficiary elects to divide the Participant’s Accrued Benefit, the amount of the distribution payable with respect to the Accrued Benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.

Any of the alternative forms of benefit set forth shall be the Actuarial Equivalent to the normal form of benefit described in Section 5.1 for an unmarried Participant.

Benefit elections shall be made and filed in accordance with uniform administrative procedures established by the Administrator.

If the Beneficiary dies after the election of an option but prior to the commencement of payments to the Participant, the election shall be null and void and the Participant may elect any alternative form of payment, subject to the foregoing provisions of the Article Five. If the Beneficiary dies following the commencement of monthly payments to a Participant under Section 5.3(b) or (c), payment of the monthly benefit shall continue only to the Participant.

5.4
REVOCATION OR CHANGE OF OPTIONAL FORM. A Participant may revoke or change any election previously made, or deemed to be made under this Article Five, at any time prior to benefit commencement in accordance with procedures established by the Administrator, subject to the spousal consent and other requirements of this Article Five. A Participant is not limited to the number of revocations or elections that may be made hereunder. Once payments commence, there can be no revocation or change to the form of benefit or, if applicable, to the Beneficiary under a joint and survivor form of benefit.

5.5
TIME OF COMMENCEMENT OF RETIREMENT PAYMENTS. Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant's vested Accrued Benefit shall be made or commence no later than the sixtieth (60) day after the latest of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant terminates service with the Employer. However if the Actuarial Equivalent lump-sum value of the Participant's vested Accrued Benefit exceeds $1,000, distribution of his benefit shall not commence prior to such Participant's Normal Retirement Date unless the Participant otherwise elects in writing.

If a Participant terminates employment for any reason other than retirement, Disability or death, distribution of his vested Accrued Benefit shall normally commence as soon as administratively practical following the close of the Plan Year in which he attains his Normal Retirement Date.

In no event, however, shall distribution of the Participant's vested Accrued Benefit be made or commence later than the Participant's required beginning date, as defined in Section 5.8(f)(iv).

5.6
REEMPLOYMENT. In the case of a Participant who is reemployed before January 1, 2010 by the Employer after he has received or begun to receive benefits under the Plan, such Participant's participation in the Plan shall resume as of the date of such Participant's reemployment and benefit payments under the Plan shall be suspended during the period of his reemployment with respect to benefits accrued prior to such reemployment, subject to the terms of the Plan then in effect. In the case of a Participant who is reemployed on or after January 1, 2010 by the Employer after he had received or begun to receive benefits under the Plan, such Participant's participation in the Plan shall not resume for purposes of benefit accrual and benefit payment shall not be suspended.

5.7
NOTICE TO EMPLOYEES. If a Participant's monthly retirement benefits are suspended under Section 5.6 or due to continued employment past Normal Retirement Age, the Administrator shall notify the Participant of the suspension; such notice shall contain such information and shall be given at such time as may be required by applicable law or regulation.

5.8	MINIMUM DISTRIBUTION RULES.

(a)	General Rules.

(i)	Application. The provisions of this Section 5.8 shall apply for purposes of determining required minimum distributions.

(ii)
Precedence. The requirements of this Section 5.8 shall take precedence over any inconsistent provisions of the Plan; provided, however, that this Section 5.8 shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under Section 5.1, 5.2, or 5.3.

(iii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code, including the incidental death benefit requirement in Section 401(a)(9)(G) and regulatory guidance issued thereunder.

(iv)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, other than subsection (i) above, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distributions.

(i)	Required Beginning Date. The Participant's entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(ii)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest shall be distributed, or begin to be distributed, no later than as follows:

(1)
If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in the Plan, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)
If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, and if distribution is to be made over the life of, or over a period certain not exceeding the life expectancy of, the designated Beneficiary (if permitted or required under Section 5.3 or Article Six), distribution to the designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, or if the provisions of subsection (1) and (2) do not otherwise apply, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth annual anniversary of the Participant's death.

(4)
If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 5.8(b)(ii), other than Section 5.8(b)(ii)(l), shall apply as if the surviving spouse were the Participant.

For purposes of this Section 5.8(b)(ii) and Section 5.8(e), distributions are considered to begin on the Participant's required beginning date (or, if Section 5.8(b)(ii)(4) applies, the date distributions are required to begin to the surviving spouse under Section 5.8(b)(ii)(l)). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 5.8(b)(ii)(l)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions shall be made in accordance with Sections 5.8(c), 5.8(d) and 5.8(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 40l(a)(9) of the Code and the Treasury regulations. Any part of the Participant's interest which is in the form of an individual account described in Section 414(k) of the Code shall be distributed in a manner satisfying the requirements of Section 40l(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(c)	Determination of Amount to be Distributed Each Year.

(i)	General Annuity Requirements. If the Participant's interest is paid in the form of an annuity under the Plan, payments under the annuity shall satisfy the following requirements:

(1)	the annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(2)	the distribution period shall be over a life (or lives) or over a period certain not longer than the period described in Section 5.8(d) or 5.8(e);

(3)	once payments have begun over a period certain, the period certain shall not be changed even if the period certain is shorter than the maximum permitted;

(4)	payments shall either be nonincreasing or increase only as follows:

(A)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)
to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 5.8(d) dies or is no longer the Participant's Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(C)	to provide cash refunds of employee contributions upon the Participant's death; or

(D)	to pay increased benefits that result from a Plan amendment.

(ii)
Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 5.8(b)(ii)(l) or (ii)(2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year shall be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

(iii)
Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)	Requirements for Annuity Distributions that Commence During Participant's Lifetime.

(i)
Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section l.40l(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence shall apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

(ii)
Period Certain Annuities. Unless the Participant's spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section l.40l(a)(9)-9 of the Treasury regulations for the calendar year that contains  the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section l.40l(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 5.8(d), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Section l.40l(a)(9)-9 of the  Treasury  regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

(e)	Requirements for Minimum Distributions Where Participant Dies Before Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. Except as provided in the Plan, if the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant's entire interest shall be distributed, beginning no later than the time described in Section 5.8(b)(ii)(1) or (ii)(2), over the life of the designated Beneficiary or over a period certain not exceeding:

(1)
unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

(2)
if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year that contains the annuity starting date.

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth annual anniversary of the Participant's death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5.8(e) shall apply as if the surviving spouse were the Participant, except that the time by which distributions must begin shall be determined without regard to Section 5.8(b)(ii)(1).

(f)	Definitions.

(i)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 5.3, 6.1 or 6.2 of the Plan, as applicable, and is the designated Beneficiary under Section 40l(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4 of the Treasury regulations.

(ii)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5.8(b)(ii).

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section l.40l(a)(9)-9 of the Treasury regulations.

(iv)
Required beginning date. In no event shall distribution of the Participant's vested Accrued Benefit be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one- half (70½), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer (the "required beginning date").

5.9	ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Five, the provisions of this Section 5.9 shall apply to distributions made under the Plan.

(a)
A "Distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)	Definitions:

(i)
Eligible Rollover Distribution. An eligible rollover distribution is any distribution made to the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income

(ii)
Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth IRA described in Code Section 408A(b) (subject to the requirement of applicable law), an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, (A) with respect to any after-tax contributions, an eligible retirement plan is an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, a qualified plan or a 403(b) plan that agrees to separately account for amounts so transferred, including accounting separately for the portion(s) of such distribution which are includable, and not includable, in gross income, and (B) for a Distributee who is a non-spouse "designated beneficiary," an eligible retirement plan is an individual retirement account (or other permissible eligible retirement plan) established by or for the Beneficiary for purposes of receiving the distribution.

(iii)
Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse and former spouse. Moreover, a non-spousal Beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the regulations promulgated thereunder is a Distributee.

(iv)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Distributee.

(c)
If a distribution is one to which Sections 40l(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.41l(a)-l l(c) of the Income Tax Regulations is given, provided that:

(i)
the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(d)
If a distribution is one to which Sections 40l(a)(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under Section l.417(a)(3)-1 of the Income Tax Regulations is given, provided, that the requirements of paragraphs (c)(i) and (c)(ii) above are satisfied with respect to both the Participant and the Participant's spouse, if applicable.

5.10
RETROACTIVE BENEFIT PAYMENTS. In the event that the amount of a monthly benefit to any retired or terminated Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or whether he is married) on the date payment is to commence under this Article Five, payment shall be made retroactive to such date no later than sixty (60) days after the date on which the amount of such monthly benefit can be determined, and shall be adjusted in accordance with procedures established by the Plan Administrator from time to time to reflect delayed payment.

Furthermore, if the written notification described in Section 5.2(e) is furnished to a Participant on or after the Participant's annuity starting date, then (i) the Participant's election period shall not end until 30 days after such notification is provided, and (ii) distributions must commence to such a Participant not more than 180 days after (or longer if distribution has not yet occurred by such 180th day solely for administrative reasons) such notification is provided (in which case the annuity starting date affirmatively elected by the Member shall be referred to as the "Retroactive Annuity Stating Date" and shall be deemed to have occurred on the date such Participant's Plan benefits first became payable). Notwithstanding any provision of the Plan to the contrary, for purposes of the foregoing, Plan benefits shall only be provided based on a Retroactive Annuity Starting Date if all of the following conditions are satisfied:

(a)	The Participant affirmatively elects to use the Retroactive Annuity Starting Date.

(b)
The Participant's spouse, as of the time distributions actually commence (including an alternate payee who is treated as the Participant's spouse under a qualified domestic relations order as defined in Code section 414(p)), consents to the Retroactive Annuity Starting Date election in a manner that satisfies the spousal consent requirements set forth herein. However, such spousal consent is not required where the amount of such spouse's survivor annuity payments using the Retroactive Annuity Starting Date are no less than the amount that the survivor payments to such spouse would have been under an optional form of benefit that would satisfy the requirements to be a "qualified joint and survivor annuity" under Code section 417(b) and has an annuity starting date after the date that the notification was provided.

(c)
The distribution (including appropriate interest rate adjustments) to the Participant provided based on the Retroactive Annuity Starting Date would satisfy the requirements of Code section 415, if the date the distribution commences is substituted for the annuity starting date for all purposes, including for purposes of determining the applicable interest rate and mortality table; provided, however, that such requirement is not applicable in the case of a distribution that commences 12 months or less from the Retroactive Annuity Starting Date, unless the form of benefit is a form of benefit subject to the valuation rules of Code Section 417(e)(3).

(d)
Future periodic payments with respect to a Participant who elects a Retroactive Annuity Starting Date are the same as the future periodic payments, if any, that would have been paid to such Participant had payments actually commenced on the Retroactive Annuity Starting Date. In addition, in the case of a form of benefit that would have been subject to Code section 417(e)(3) if distributions had commenced as of the Retroactive Annuity Starting Date, the distribution must be no less than the benefit produced by applying the applicable interest rate and the applicable mortality table determined as of the date the distribution commences to the annuity form that corresponds to the annuity form  that was used to determine the benefit amount as of the Retroactive Annuity Starting Date. In the case of either future periodic payments described in the first sentence of this subsection (d) or payments subject to Code section 417(e)(3) described in the second sentence of this subsection (d), the Participant must receive a make-up amount to reflect any missed payments, with an appropriate adjustment for interest, at a rate of interest equal to the applicable interest rate for one-year Treasury-Bills plus 1%, compounded monthly, from the date the payments would have been made to the date payments actually commenced.

ARTICLE SIX--DEATH BENEFITS

6.1
UNMARRIED PARTICIPANT. In the case of a Participant who has no surviving spouse and dies after having completed at least three (3) years of Credited Service but prior to his annuity starting date (within the meaning of Section 5.2(d)), his retirement benefit under the Cash Balance Formula, if any, shall be payable to his Beneficiary in a single lump-sum cash distribution as soon as practicable following the applicable date described in Section 6.2. In the case of the death of an unmarried Participant before his annuity starting date, no benefit shall be payable under the Career Earnings Formula.

6.2	MARRIED PARTICIPANT.

(a)
Automatic Preretirement Surviving Spouse Benefit. In the case of a Participant who has a surviving spouse to whom he was married throughout the one (1)-year period ending on the date of his death, and who dies prior to his annuity starting date (within the meaning of Section 5.2(d)), the preretirement death benefit payable to such Participant's surviving spouse shall be a single life annuity. The amount of such single life annuity under the Cash Balance Formula shall be detern1ined based on the spouse's life and shall be the Actuarial Equivalent of the benefit that would have been payable to the Participant in the form of a lump-sum benefit determined on the date of the Participant's death. Such preretirement surviving spouse benefit shall commence at the end of the month following the month in which the Participant would have attained his Normal Retirement Date or earlier, if the spouse so elects. The amount of such single life annuity under the Career Earnings Formula shall be determined as if (i) the Participant's separation from service had occurred on the day immediately preceding his date of death (if he had not previously incurred a separation from service), (ii) the Participant had survived to the day immediately preceding his earliest possible annuity starting date, (iii) the Participant had elected to receive his retirement benefit in the form of an qualified joint and survivor annuity pursuant to Section 5.2, and (iv) the Participant died immediately following such election. Such preretirement surviving spouse benefit, payable for the life of the surviving spouse, shall commence at the end of the month following the month in which the Participant would have attained his Normal Retirement Date or earlier, if the spouse so elects. Provided, however, that if the spouse elects to receive such benefit prior to the earliest retirement age under the Plan, such benefit shall be further reduced using the applicable actuarial assumption set forth in Section 1.2 to reflect such early commencement.

With respect to a Participant who dies before June 26, 2013, solely for purposes of this Section 6.2 and solely with respect to a Participant's Accrued Benefit in excess of the Participant's Accrued Benefit as of December 31, 2008 ("post- 2008 Accrued Benefits"), a person who would, prior to June 26, 2013, otherwise have been considered the Participant's spouse under the Plan, except that he or she is the same sex as the Participant, shall be treated in the same manner as a spouse for purposes of determining the preretirement death benefit payable under this Section 6.2 under the Career Earnings Formula with respect to a Participant's post-2008 Accrued Benefits. Such Participant shall be considered to be a married Participant for purposes of the last sentence of Section 6.1 with respect to such post-2008 Accrued Benefits.

(b)
Lump-Sum Option. In lieu of an automatic preretirement surviving spouse benefit under Section 6.2(a), a surviving spouse may elect to receive a lump-sum benefit equal to the value of the Participant's Cash Balance Account as of the last day of the month in which the Participant's termination of employment or death occurs, but not less than the amount determined in accordance with the factors in Section 1.2.  With respect to a surviving spouse who elects to receive a single sum payment of the present value of the qualified preretirement survivor annuity with respect to the Participant’s Cash Balance Benefit, the amount of the distribution payable with respect to that portion of the benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.

(c)
Waiver of Preretirement Surviving Spouse Benefit. With respect to a Participant's Accrued Benefit attributable to the Cash Balance Formula, a married Participant may waive the automatic preretirement surviving spouse benefit in accordance with the provisions of this Section 6.2(c).

(1)
Notice Requirements. The Administrator shall provide each Participant with a written explanation with respect to the automatic preretirement surviving spouse benefit comparable to that required in Section 5.2(e), regarding the qualified joint and surviving annuity, within whichever of the following periods that ends last:

(A)
the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year in which the Participant attains age thirty-four (34); (B) a reasonable period after an Employee becomes a Participant; or (C) a reasonable period after the joint and survivor rules become applicable to the Participant. A reasonable period described in clauses

(B)
and (C) is the period beginning one year before and ending one year after the applicable event. If the Participant's severance from service date is before the date the Participant attains age thirty-five (35), clauses (A), (B) and (C) shall not apply and the Administrator must provide the written explanation within the period beginning one year before and ending one year after the Participant's severance from service date.

(2)
Election Period. A Participant's waiver of the automatic preretirement surviving spouse benefit is not valid unless (A) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age thirty-five (35) and (B) the Participant's spouse satisfies the consent requirements described in Section 6.2(c)(3). The spouse's consent to the waiver of the automatic preretirement surviving spouse benefit shall be irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirements described in clause (A) of the first sentence of this Section 6.2(c)(2), if the Participant's severance from service date occurs prior to the first day of the Plan Year in which he attains age thirty-five (35), the Administrator shall accept a waiver election with respect to the Participant's benefit attributable to his service prior to his severance from service date. Furthermore, if a Participant who has not separated from service makes a valid waiver election, except for the timing requirement of clause (A) of the first sentence of this Section 6.2(c)(2), the Administrator shall accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age thirty-five (35).

(3)
Elections. A Participant may elect to waive the automatic preretirement surviving spouse benefit or revoke such election at any time during the applicable election periods described in Section 6.2(c)(2)(A) and (B). An election shall only be given effect if (i) the spouse of the Participant consents in writing to such election, (ii) such election designates another Beneficiary or Beneficiaries to receive the death benefit in the form of a lump-sum benefit which may not be changed without written spousal consent (or the consent of the spouse expressly permits designations by the Participant without the requirements of further consent by the spouse), and (iii) the spouse's consent acknowledges the effect of such election and such consent is witnessed by a notary public. If it is established to the satisfaction of the Administrator that a Participant has no spouse, that his spouse may not be located, or that such other circumstances as the Secretary of the Treasury may prescribe by regulations have occurred, then spousal consent shall not be required. Any spousal consent or lack of requirement of such consent shall only be effective with respect to such spouse.

6.3
AMOUNTS NOT EXCEEDING $1,000. Notwithstanding the foregoing provisions of this Article Six, if the Actuarial Equivalent value of a benefit payable under this Article does not exceed one-thousand dollars ($1,000), such benefit shall be paid in a single lump-sum payment.

6.4
DESIGNATION OF BENEFICIARY. Each Participant shall designate a Beneficiary in a manner acceptable to the Administrator to receive payment of any death benefit payable under the Plan if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a notary public which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage. In addition, a spousal Beneficiary designation shall cease to be effective upon the divorce of the Participant and such spouse. In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant's death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary's estate.

6.5
HEART ACT DEATH BENEFITS UNDER USERRA. In accordance with the provisions of the Heroes Earnings Assistance and Relief Act of 2008 ("HEART Act") and solely in the case of a Participant's death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary(ies) (or surviving spouse, if the qualified joint and survivor annuity or qualified pre-retirement survivor annuity rules apply) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. In addition, vesting service credit for the deceased Participant's period of qualified military service shall be credited to the extent required by Code Section 401(a)(37).

The provisions of this Section 6.5 shall be interpreted consistent with, and governed by, Section 414(u)(9) of the Code and regulatory guidance issued thereunder.

ARTICLE SEVEN--EMPLOYER CONTRIBUTIONS

7.1
EMPLOYER CONTRIBUTIONS. The Employer shall retain an Actuary to assist it in determining the amount of contributions to be made under the Plan. The contribution of the Employer may be paid to the Trustee on any date or dates which the Employer may select and shall be made in the form of cash or checks made payable to the Trustee, or in the form of property acceptable to the Trustee under the terms of the Trust.

7.2
FORFEITURES. No forfeiture under the Plan shall be applied to increase the benefits that any Participant or Beneficiary would otherwise receive. Any amounts forfeited shall be held in the Trust Fund and used to reduce the contributions of the Employer and/or to pay Plan expenses.

ARTICLE EIGHT--ADMINISTRATION OF THE PLAN

8.1
RESPONSIBILITY FOR PLAN AND TRUST ADMINISTRATION. The Plan shall be administered by a committee (the "Retirement Committee") which shall be appointed by the Board of Directors of the Company. The Retirement Committee shall be the Plan Administrator and shall be responsible for the general administration of the Plan. However, the Retirement Committee shall have no responsibility for or control over the investment of Plan assets. The investment of the assets of the Plan shall be managed by a separate committee (the "Plan Assets Committee"), which shall also be appointed by the Board of Directors of the Company, except to the extent that such responsibility has been allocated or delegated as hereinafter otherwise provided. The Retirement Committee and the Plan Assets Committee are each referred to as a "Committee" in this Article Eight. The Board of Directors of the Company shall have the sole authority to appoint and remove any member of the Committees, and to amend or terminate, in whole or in part the Plan or the Trust. The Company, through the Committees shall have the responsibility for the administration of the Plan, which is specifically described in the Plan and the related Trust. Each of the Retirement Committee and the Plan Assets Committee shall be a "named fiduciary" and the Retirement Committee shall be the "Plan Administrator," for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended.

8.2
OPERATION OF THE COMMITTEE. Each Committee shall consist of at least three (3) persons appointed by the Board of Directors of the Company. Members of the Committees may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any member of any Committee at any time, with or without cause. Vacancies in each Committee shall be filled by the Board of Directors of the Company as soon as is reasonably possible after the vacancy occurs. Until a new appointment is made, the remaining member or members of each Committee shall have full authority to act as such Committee. Any member of a Committee may resign by delivering his written resignation to the Secretary of the Company (the "Secretary") and the other members of the Committee. Any such resignation shall become effective upon its receipt by the Secretary or on any other date as is agreed to by the chairman of the Committee and the resigning member. Each Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting (including a telephone meeting) or by consent in writing without a meeting. Each Committee shall hold meetings (including telephone meetings) upon such notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of a Committee who submits a signed waiver of notice before or after the meeting or who attends a meeting (including a telephone meeting). Each Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan, and may appoint one of its members as its chairman. Each Committee shall elect a secretary, who need not be a member of the Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. Any person dealing with a Committee shall be entitled to rely upon a certificate of any member of such Committee, or its secretary, as to any act or determination of the Committee. Each Committee may delegate such duties or powers, as it deems necessary to carry out the administration of the Plan.

The Secretary (or other authorized officer of the Company) shall certify to the Trustee the names and authorized signatures of the members of each Committee and, as changes take place in membership, the names and signatures of new members. Each Committee may authorize one or more of its respective members to execute any document or documents on its behalf, in which event the applicable Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such member or members as representing action by the Committee until such time as the Committee shall file with the Trustee a written revocation of such designation.

8.3
POWERS AND DUTIES OF THE RETIREMENT COMMITTEE. The Retirement Committee shall be a "named fiduciary," within the meaning of section 402(a) of ERISA, with respect to the operation and administration of the Plan and, except to the extent otherwise provided herein, shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its duties hereunder. The Retirement Committee shall determine, in a uniform and nondiscriminatory manner, all questions concerning the administration, interpretation and application of the Plan. Any such determination by the Retirement Committee shall be conclusive and binding on all persons. In addition:

(A)
the Retirement Committee shall determine the names of Participants, surviving spouses and Beneficiaries and the amounts that are payable to them from the Trust Fund in accordance with the provisions of the Plan;

(B)
the Retirement Committee shall keep in convenient form such data as shall be necessary for actuarial valuations of the contingent assets and liabilities of the Plan and for checking the experience thereof;

(C)
the Retirement Committee shall determine the manner in which the funds of the Plan shall be dispensed including the form of voucher or waiver to be used in making disbursements and the due notification of persons authorized to approve and sign the same.

(D)
the Retirement Committee shall determine whether a judgment, decree or order, including approval of a property settlement agreement, made pursuant to a state domestic relations law, including a community property law, that relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of the Participant is a qualified domestic relations order within the meaning of Code section 414(p), and shall give the required notices and segregate any amounts that may be subject to such order if it is a qualified domestic relations order, and shall administer the distributions required by any such qualified domestic relations order; and

(E)
the Retirement Committee is authorized to make such rules and regulations as may be necessary to carry out the provisions of the Plan and shall determine any questions arising in the administration, interpretation and application of the Plan, which determination shall be conclusive and binding on all parties. The Retirement Committee is also authorized to provide, on a nondiscriminatory basis, for accelerated vesting and to purchase or arrange for payment of an appropriate annuity or any other form of payment or to permit the immediate distribution of Plan benefits in those cases involving groups of Employees involuntarily terminated, including, but not limited to, cases involving groups of Employees who involuntarily cease to render Credited Service due to a liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship with an Employer or the sale or other transfer to a third party of all or substantially all of the assets used by an Employer in a trade or business conducted by an Employer, when the Retirement Committee determines that such action is appropriate to prevent inequities with respect to such Employees, and the determination of the Committee in such matters shall be conclusive and binding on all parties. Further, the Retirement Committee, upon the written request of the Company's Vice President-Organization and Human Resources, is authorized, with respect to a Participant of the Plan who has three (3) or more years of Credited Service and who is transferred to the purchaser of a portion of the Company's operations, effective the day after the closing date of the sale, to grant additional Credited Service and additional credit for age under the Plan, on a nondiscriminatory basis, in each case up to one percent for each year of Credited Service, and to advance the date through which a Participant's Earnings are calculated hereof, so as to prevent hardship with respect to his participation in said purchaser's pension plan. The Retirement Committee is also authorized, with respect to a Participant (i) whose Accrued Benefit is attributable to the Cash Balance Formula and (ii) who has completed at least three (3) years of Credited Service and (iii) who is transferred to the purchaser of a portion of the Company's operations, effective as of the day after the closing date of the sale, to grant additional Annual Pay Credits and Interest Credits, on a nondiscriminatory basis, so as to prevent hardship with respect to his participation in said purchaser's pension plan. The  Retirement Committee is also authorized to waive, either in whole or in part, the percentage reductions for early commencement of retirement benefits set forth herein, on a nondiscriminatory basis, in those cases where groups of Employees have terminated employment either as a result of a reduction in the work force or for similar economic reasons, and, the determination of the Retirement Committee shall be conclusive and binding on all parties. The Retirement Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Retirement Committee to act without formally convening and to provide that action of the Retirement Committee may be expressed by written instrument signed by a majority of its members. The Retirement Committee may retain legal counsel (who may be counsel for the Company) when and if it is found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Retirement Committee and the reasonable expenses of the Trustee in the administration of the trust as well as for actuarial services may be paid out of the Trust Fund to the extent permissible under applicable law. In exercising such powers and authorities, the Retirement Committee shall at all times exercise good faith, apply standards of uniform application and refrain from arbitrary action.

8.4	DUTIES OF THE PLAN ASSETS COMMITTEE

(a)
The Plan Assets Committee shall have exclusive authority and fiduciary responsibility under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) to appoint and remove investment advisers, if any, under the Plan and the Trust, (ii) to direct the segregation of assets of the Trust Fund into an investment adviser account or accounts at any time, and from time to time to add to or withdraw assets from such investment adviser account or accounts as it deems desirable or appropriate and also to direct the Employer's contribution or any portion thereof into any of the accounts maintained under the Trust, (iii) to direct the Trustee to enter into an agreement or agreements with an insurance company or companies designated by the Plan Assets Committee as provided in the Trust, (iv) to establish investment guidelines for areas other than those set forth above and, within such guidelines, to direct the Trustee to purchase and sell securities or to enter into one or more agreements with one or more companies, partnerships or joint ventures and to transfer assets of the Trust Fund to such entities for purposes of investment therein; provided however, that, except as expressly set forth above, the Plan Assets Committee shall have no responsibility for or control over the investment of the Plan assets held in the Trust Fund established hereunder. In addition, the Plan Assets Committee shall receive the reports and recommendations of the Actuary designated by the Company concerning actuarial assumptions to be adopted on subjects including, but not limited to, Employee turnover, rate of mortality, disability rate, ages at actual retirement, rate of pay increases, investment income and size of participant group, and make such recommendations and determinations based upon such reports and recommendations as it may deem necessary or appropriate. The Plan Assets Committee may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Plan Assets Committee under the Plan. The Plan Assets Committee may allocate to any one or more of its members any responsibility that it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Plan Assets Committee under the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan. Members of the Plan Assets Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Plan Assets Committee members and appoint others in their places. The Plan Assets Committee may act by a majority of its members.

(b)
The Plan Assets Committee is authorized to make such rules and regulations as may be necessary to carry out its duties under the Plan. The Plan Assets Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Plan Assets Committee to act without formally convening and to provide that action of the Plan Assets Committee may be expressed by written instrument signed by a majority of its members. The Plan Assets Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Plan Assets Committee as well as expenses for investment counseling may be paid out of the Trust Fund to the extent permissible under applicable law.

8.5
STANDARD OF DUTY. The members of the Retirement Committee and the Plan Assets Committee, as well as the Trustee, shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries and in accordance with Section 404 of ERISA (as defined under Section 8.4).

8.6
FUNDING AND INVESTMENT POLICY. The Plan Assets Committee shall establish an investment policy and funding policy consistent with the objectives of the Plan and the requirements of Title I of ERISA (as defined under Section 8.4). The Plan Assets Committee shall at least annually review such policy and method. In establishing and reviewing such policy and method, the Plan Assets Committee shall endeavor to determine the Plan's short-term and long-term financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. The general objective of the funding policy and method shall be at all times to maintain a balance between safety in capital investment and investment return. All actions of the Plan Assets Committee taken to carry out the purposes of this Section 8.6, and the reasons therefor shall be recorded in the minutes of the Plan Assets Committee and shall be made available to the Company's Board of Directors and senior financial officers of the Company. Notwithstanding anything herein to the contrary, the Retirement Committee or the Plan Assets Committee may provide for the funding of the payment of any benefits prescribed by the Plan through the purchase of immediate or deferred annuities, as the case may be, from any governmental agency or insurance company or companies, approved by the Company.

8.7
COMPENSATION AND EXPENSES. The members of the Retirement Committee and the Plan Assets Committee shall serve without compensation for services as such. All expenses of the Retirement Committee and the Plan Assets Committee that are properly allocable to the Plan shall be paid out of the Trust Fund, to the extent permissible under applicable law, unless paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the Retirement Committee and the Plan Assets Committee, including, but not limited to, fees of independent accountants, enrolled actuaries, legal counsel, investment advisors and other specialists and other expenses

8.8
NON-LIABILITY AND INDEMNIFICATION. To the extent permitted by law, the Retirement Committee, the Plan Assets Committee, the Company's Boards of Directors of the Employer, and their respective officers shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committees, the Boards of Directors of the Employer, and their officers shall be entitled to rely upon all certificates, reports, data, statistics, analyses and opinions which may be made by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports, data, statistics, analyses or opinions; all action so taken or suffered shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan.

Each member of each of the Retirement Committee, the Plan Assets Committee, and the Company's Board of Directors, shall be indemnified by the Company against all costs and expenses (including counsel fees but excluding any amount representing a settlement unless such settlement be approved by the Board of Directors of the Company) reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a member of the Retirement Committee or the Plan Assets Committee, as applicable (whether or not he continues to be a member of such Committee at the time when such cost or expense is incurred or imposed), to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Retirement Committee or the Plan Assets Committee may be entitled as a matter of law.

8.9
CLAIMS PROCEDURE. Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Administrator shall notify the claimant within ninety
(90)
days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)	the specific reason or reasons for the denial of the claim;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)
a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim; and

(v)	a statement about the claimant's right to bring civil action under Section 502(a) under ERISA if the claim is denied on review.

Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above. If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator's adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant's right to receive free of charge upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim, and a statement about the claimant's right  to bring a civil action under Section 502(a) of ERISA. The decision of the Administrator shall be final, binding and conclusive.

8.10
TRUST AGREEMENT. The Board of Directors of the Company shall have the authority to appoint or remove the Trustee of the Trust with respect to the Plan. The Trustee shall have the authority necessary to carry out its duties under this Plan. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE NINE--EARLY TERMINATION RESTRICTIONS/BENEFIT LIMITATIONS

9.1	BENEFIT RESTRICTIONS.

(a)
Restriction of Benefits upon Plan Termination. Notwithstanding any other provision of the Plan to the contrary, in the event the Plan is terminated, the benefit of any Highly- Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 40l(a)(4).

(b)
Restrictions on Distributions. Notwithstanding any other provision of the Plan to the contrary, in any Plan Year, the payment of benefits to or on behalf of a Restricted Employee shall not exceed an amount equal to the payments that would be made to or on behalf of the Restricted Employee in that Plan Year under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits, if any, under the Plan; provided, however, that this limitation shall not apply in any Plan Year in which any one of the following requirements is satisfied:

(1)
After taking into account payment to or on behalf of the Restricted Employee of all benefits payable to or on behalf of that Restricted Employee under the Plan, the value of Plan assets must equal or exceed 110 percent of the value of current liabilities (determined in accordance with the Code and regulatory guidance).

(2)
The value of the benefits payable to or on behalf of the Restricted Employee must be less than one percent of the value of current liabilities (determined in accordance with the Code and regulatory guidance) before distribution.

(3)	The value of the benefits payable to or on behalf of the Restricted Employee must not exceed the amount described in Code Section 41l(a)(11)(A).

(c)	"Restricted Employee" Defined. For purposes of this Section 9.1, the term "Restricted Employee" means any of the twenty-five (25) highest paid Highly Compensated Employees.

The provisions of this Section 9.1 are intended to comply with the requirements of Treasury Regulation 1.401(a)(4)-5(b) and shall be interpreted accordingly.

9.2	LIMITATION ON BENEFITS.

(a)
Rules: Except as otherwise provided herein, the provisions of this Section 9.2 shall apply with respect to annuity starting dates (as defined in Section 5.2(d)) commencing on or after the first day of the limitation year or Plan Year beginning on or after July 1, 2007. The following rules shall limit benefits payable under the Plan:

(1)
The annual benefit otherwise payable to a Participant at any time shall not exceed the maximum permissible amount (as hereinafter defined). No Participant may accrue a benefit in excess of that amount.

(2)
If the Participant makes nondeductible Employee contributions under the terms of the Plan, such contributions, which are credited for the limitation year, shall, except for purposes of subsection (3) below, be treated as an annual addition to a qualified defined contribution plan for purposes of these rules.

(3)
The limitation in subsection (1) shall be deemed satisfied if the annual benefit payable to a Participant is not more than $1,000 multiplied by the Participant's number of years of participation or portions thereof (not to exceed ten (10)) with the Employer, provided the Participant has never participated in a qualified defined contribution plan maintained by the Employer.

(4)
If a Participant is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the sum of the Participant's annual benefits from all such plans may not exceed the maximum permissible amount. Benefits shall be reduced under any other defined benefit plan before under this Plan unless such other plan(s) is terminated, in which event liabilities shall be limited in this Plan.

(b)	Definitions: The following definitions are applicable to this Section:

(1)
Annual benefit: A retirement benefit under the Plan which is payable annually in the form of a straight life annuity. A benefit payable in a form other than a straight life annuity shall be adjusted pursuant to the rules of Section 1.415(b)-1(c) of the Income Tax Regulations before applying the limitations of this Section.

(2)
Compensation: For purposes of determining maximum permitted benefits under this Section, all of a Participant's earned income, wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(l)(B), 402(k) or 457(b)), including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan (as described in Section l.62-2(c) of the Income Tax Regulations), and excluding the following:

(A)
Contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)), made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) which are not included in the Employee's gross income for the taxable year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified).

(B)
Amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or other property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(D)
Other amounts that receive special tax benefits, such as premiums for group- term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125);

(E)	Other items of remuneration that are similar to any of the items listed in A,
B, C or D; and

(F)	Amounts in excess of the limitation under Code Section 40l(a)(17) in effect for the calendar year in which the limitation year begins.

Compensation shall be measured on the basis of compensation paid in the limitation year and shall include Compensation paid by the later of two and one- half (2½) months after a Participant's severance from employment with the Employer maintaining the Plan or the end of the limitation year that includes the date of the Participant's severance from employment with the Employer maintaining the Plan, if the payment is regular Compensation for services during the Participant's regular working hours, or Compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absence a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer. Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of two and one-half (2½) months after the date of severance from employment or the end of the limitation year that includes the date of severance from employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

For years beginning after December 31, 2008, Compensation shall also include differential wage payments as defined by Code Section 3401(h)(2).

(3)
Defined  Benefit Dollar Limitation:  The "defined benefit dollar limitation" is $230,000 as adjusted, effective January I of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) shall apply to limitation years ending with or within the calendar year for which the adjustment applies.

(4)
Employer: This term refers to the Employer that adopts the Plan, and all Participants of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Code Section 415(h)), commonly-controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(5)	Highest Average Compensation: This means the average Compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

(6)	Limitation year: This shall mean the calendar year.

(7)
Maximum permissible amount: The "maximum permissible amount" is the lesser of the defined benefit dollar limitation or one hundred percent (100%) of the Participant's Highest Average Compensation (the "defined benefit compensation limitation") (both adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below).

(A)
If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

(B)
If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation shall be adjusted in accordance with the rules set forth in Section l.415(b)-l(d) of the Income Tax Regulations, including the use of the applicable mortality table (within the meaning of Section 417(e)(3) of the Code).

(C)
If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation shall be adjusted in accordance with the rules set forth in Section l.415(b)-l(e) of the Income Tax Regulations, including the use•of the applicable mortality table (within the meaning of Section 417(e)(3) of the Code).

Notwithstanding the foregoing, a benefit that is payable in a form other than a straight life annuity and that is subject to Section 417(e)(3) of the Code shall be adjusted to an actuarial straight life annuity that is equal to:

(i)
Annuity Starting Date in Plan Years Beginning After 2005. If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (I) the annual amount of straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using the interest rate specified in the Plan and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table under Section 417(e)(3) of the Code and (III) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using the applicable interest rate under Regulation Section l.417(e)-l(d)(3) and the applicable mortality table under Section 417(e)(3) of the Code, divided by 1.05. Notwithstanding the foregoing, in the case of a plan maintained by an eligible employer (as defined in Section 408(p)(2)(C)(i) of the Code), clause (III) of the preceding sentence shall not apply.

(ii)
Annuity Starting Date in Plan Years Beginning 2004 or 2005. If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate specified in the Plan and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the applicable mortality table under Regulation Section 1.417(e)-1(d)(2).

9.3	LIMITATIONS APPLICABLE BASED ON FUNDING OR BANKRUPTCY

1.
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Subsection 1(b) below) but is not less than 60 percent, then the limitations set forth in this Subsection 1 apply.

(a)
50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)	100 percent of the PBGC maximum benefit guarantee amount (as defined in § l.436-l(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Subsection 1(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Subsection l(a), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in § l.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Subsection l(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

A Participant or Beneficiary may elect to divide the benefit into restricted and unrestricted portions as described in this section.  A Participant or Beneficiary may elect a combination of distribution options for the divided portion of the benefit to the following extent: A Participant or Beneficiary who elects to bifurcate the benefit may divide the benefit between no more than two distribution forms, with the unrestricted portion payable in a single sum payment or other optional form of benefit that is a prohibited payment (A) to the Participant, as described in Section 5.3(d), and the restricted portion payable in one of the other optional forms described in Section 5.3 (subject to the requirements of Sections 5.1 and 5.2) or (B) to the Beneficiary, as described in Section 6.2(c) or 6.3, as applicable, and the restricted portion payable as provided under Section 6.2(b).  Notwithstanding the foregoing, if the Participant or Beneficiary elects to defer receipt of the restricted portion, the Participant or Beneficiary may subsequently elect to receive the restricted portion in any optional form available (for a Participant, under Section 5.3 (subject to the requirements of Sections 5.1 and 5.2); for a Beneficiary, under Section 6.2) when the limitation described in this Section 9.3(1)(a) ceases to apply.  If a Participant or Beneficiary elects to divide the benefit, the amount of the distribution payable with respect to each specified portion of the benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.

(b)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 80 percent; or

(ii)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Subsection l(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

2.
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Subsection 2(b) below), then the limitations in this Subsection 2 apply.

(a)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Subsection 2(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant.

(b)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 60 percent; or

(ii)
60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.

(c)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Subsection 2(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

3.
Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Subsection 3 does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant.

4.	Provisions Applicable After Limitations Cease to Apply.

(a)
Resumption of Prohibited Payments. If a limitation on prohibited payments under Subsection l(a), Subsection 2(a), or Subsection 3 applied to the Plan as of a Section 436 measurement date, but that limit no longer applies to the Plan as of a later Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Section 436 measurement date.

(b)
 Resumption of Benefit Accruals. If a limitation on benefit accruals under Subsection 2(c) applied to the Plan as of a Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204- 2(c) and (d).

(c)
 Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Subsection 2(b), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of§ 1.436-l(g)(5)(ii)(B) of the Treasury: Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Subsection 2(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(d)
Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Subsection 1(b) or Subsection 2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of§ 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

5.
Notice Requirement. See Section 101(j) of ERISA for rules requiring the Plan administrator of a single employer defined benefit pension Plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Subsection l(a), Subsection 2, or Subsection 3.

6.	Methods to Avoid or Terminate Benefit Limitations. See § 436(b)(2), (c)(2), (e)(2), and
(f) of the Internal Revenue Code and § 1.436-l(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Subsections 1 through 3 for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Subsections 1 through 3 for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

7.	Special Rules.

(a)	Rules of Operation for Periods Prior to and After Certification of Plan's Adjusted Funding Target Attainment Percentage.

(i)
In General. Section 436(h) of the Internal Revenue Code and§ 1.436-l(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan's enrolled actuary issues a certification of the Plan's adjusted funding target attainment percentage for the Plan Year and (2) if the Plan's enrolled actuary does not issue a certification of the Plan's adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's  enrolled actuary issues a range certification for the Plan Year pursuant to § l .436- l(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under § 436(h) of the Internal Revenue Code and § 1.436-l(h) of the Treasury Regulations applies to the Plan, the limitations under Subsections 1 through 3 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of § 436(h) of the Internal Revenue Code and§ 1.436-l(h)(l), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Subsection 7(a)(ii) though (iv).

(ii)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Subsection 1, 2, or 3 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Subsection 7(a)(iii) or Subsection 7(a)(iv) applies to the Plan:

(1)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(2)	The first day of the current Plan Year is a Section 436 measurement date.

(iii)
Presumption of Underfunding Beginning First Day of 4th Month. If the Plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan's adjusted funding target attainment  percentage  for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in§ 1.436-l(h)(2)(ii) of the Treasury Regulations, then,  commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Subsection 7(a)(iv) applies to the Plan:

(1)
The adjusted  funding target attainment  percentage of the Plan for the current Plan Year is presumed to be the Plan's adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(2)	The first day of the 4th month of the current Plan Year is a Section 436 measurement date.

(iv)
Presumption of Underfunding On and After First Day of 10th Month. If the Plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to § l.436- 1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(2)	The first day of the 10th month of the current Plan Year is a Section 436 measurement date.

(b)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i)
First 5 Plan Years. The limitations in Subsection 1(b), Subsection 2(b), and Subsection 2(c) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of § 436(i) of the Internal Revenue Code and§ 1.436-l(a)(3)(i) of the Treasury Regulations.

(ii)
Plan Termination. The limitations on prohibited payments in Subsection l(a), Subsection 2(a), and Subsection 3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(iii)
Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Subsections l(a), 2(a), and 3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Subsection 7(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(iv)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Subsection 7(a) apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's adjusted funding target attainment percentage for the Plan Year, the limitations under Subsection 1(b) and Subsection 2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of§ 1.436-l(g)(2)(iii) of the Treasury Regulations.

(c)	Special Rules Under PRA 2010.

(i)
Payments Under Social  Security Leveling Options. For purposes of determining whether the limitations under Subsection l(a) or 2(a) apply to payments under a social security leveling option, within the meaning of § 436(j)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under§ 436(j)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Subsection 2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under § 436(j)(3) of the Internal Revenue Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(d)
Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with § 436 of the Internal Revenue Code and § 1.436-1 of the Treasury Regulations.

8.
Definitions. The definitions in the following Treasury Regulations apply for purposes of Subsections 1 through 7: § 1.436-l(j)(l) defining adjusted funding target attainment percentage; § 1.436-1(j)(2) defining annuity starting date; §1.436-1(j)(6) defining prohibited payment; § 1.436-1(j)(8) defining Section 436 measurement date; and § 1.436- 1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

9.
Effective Date. The rules in Subsections 1 through 8 are effective for Plan Years beginning after December 31, 2009. For Plan Years beginning before January 1, 2010, the provisions of Section 436 of the Internal Revenue Code are hereby incorporated by reference.

ARTICLE TEN--AMENDMENT AND TERMINATION

10.l
AMENDMENT. Subject to the provisions of Article Eight, the Company, by action of its Board of Directors, shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Company. The Retirement Committee may make administrative changes to qualify or maintain the Plan as a plan meeting the requirements of ERISA and Code Section 40l(a) and the Treasury regulations issued thereunder. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall be made to the Plan which shall:

(a)
deprive any Participant without his consent of any portion of his Accrued Benefit prior to the date of such action. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Section 412(d)(2) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing Accrued Benefits. In the case of a retirement- type subsidy, these provisions shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance); or

(b)
make it possible, except as otherwise provided herein, for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries; or

(c)
alter the schedule for vesting in Accrued Benefits with respect to any Participant who has completed three (3) or more years of Credited Service without his consent, or deprive any Participant of the nonforfeitable part of his Accrued Benefit.

Notwithstanding the other provisions of this Section or any other provisions of the Plan to the contrary, any amendment or modification of the Plan may be made retroactively, if necessary, or appropriate to conform to or to satisfy the conditions of any law, governmental regulation or ruling and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

10.2
TERMINATION OF THE PLAN. The Board of Directors reserves the right to discontinue contributions under the Plan and to terminate the Plan in whole or in part with respect to a specific group of Employees. In the event of full or partial termination, Employees affected thereby shall have a nonforfeitable right to their Accrued Benefits, to the extent funded. The

Administrator, upon full termination, shall cause the assets of the Plan to be allocated for the purposes set forth in, and in the order of priorities established by, Section 4044 of ERISA. Any residual assets remaining thereafter shall be returned to the Employer. The Employer shall not be liable to Participants for benefits other than those which can be provided by the Plan's assets.

ARTICLE ELEVEN--TOP-HEAVY PROVISIONS

11.1
APPLICABILITY. Only to the extent required by applicable law, the provisions of this Article shall become applicable in any Plan Year in which the Plan is a Top-Heavy Plan. The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

11.2	DEFINITIONS. For purposes of this Article, the following definitions shall apply:

(a)
"Key Employee": Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $185,000 (as adjusted under Section 416(i)(l) of the Code), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee (including the terms "five percent (5%) owner" and "one percent (1%) owner") shall be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	"Top-Heavy Plan":

(1)	The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

(A)	The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)	The Plan is a part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)	The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

(2)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the top- heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key

Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (a) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any related employer under Code Section 414, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 41l(b)(l)(C).

(3)
For purposes of (1) and (2) above, the value of accrued benefits and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any employer maintaining the plan for the one (1)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)	Definition of terms for Top-Heavy status:

(A)	"Top-heavy ratio" shall mean the following:

(1)
If the Employer maintains one (1) or more defined benefit plans and the Employer has never maintained any defined contribution plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the Accrued benefits of all Key Employees as of the determination date (including any part of any Accrued benefit distributed in the one (1)-year period ending on the determination date), and the denominator of which is the sum of the Accrued benefits (including any part of any such benefit distributed in the one (1)-year period ending on the determination date) of all Participants as of the determination date.

(B)
"Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 40l(a)(4) and 410 of the Code.

(C)
"Required aggregation group" shall mean (1) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Section 40l(a)(4) or 410 of the Code.

(D)
"Determination date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

(E)	"Valuation Date" shall mean the last day of the Plan Year.

(F)
Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table.

(5)
Determination of Present Values and Amounts. This paragraph 5 shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of Employees as of the determination date.

(A)
Distributions During Year Ending on the Determination Date. The present values of Accrued Benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a "5-year period" for "1-year period."

(B)	Employees Not Performing Services During Year Ending on the Determination Date. The Accrued Benefits and accounts of any individual who has not performed services for the Employer during the 1-

year period ending on the determination date shall not be taken into account.

11.3	MINIMUM BENEFIT FOR ANY PLAN YEAR IN WHICH THE PLAN IS A TOP- HEAVY PLAN.

(a)
This minimum benefit shall be provided in the Plan for any Plan Year in which the Plan is a Top-Heavy Plan, subject to the provisions below. Each Participant who is a non-Key Employee and who has been credited with at least one thousand (1,000) Hours of Service shall accrue a benefit, to be provided solely by Employer contributions and expressed as a life annuity commencing at Normal Retirement Date, of two percent (2%) of his or her highest compensation averaged for the five (5) consecutive years for which the Participant had the highest compensation (as that term is defined in Section 9.2(b)). The minimum accrual shall be determined without regard to any Social Security benefit provided by Employer contributions under that system. If the benefit is received by such Participant in a form other than a single life annuity, such Participant must receive an amount that is that form of benefit's Actuarial Equivalent. If the benefit commences at a date other than at Normal Retirement Date, it must be equal to the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Date.

(b)
A non-Key Employee shall mean any Employee or former Employee including the Beneficiary of a deceased Employee or former Employee who was not a Key Employee during the Plan Year ending on the determination date.

(c)	The minimum accrued benefit, when expressed as a life annuity commencing at Normal Retirement Date, shall not exceed twenty percent (20%) of the Participant's average compensation.

(d)
The provisions in subsection (a) shall be applied so that there is no duplication of minimum benefits under this Plan and any defined contribution plan. The minimum benefit shall be offset by the Actuarial Equivalent of any amount payable to the participant from a defined contribution plan of the Employer.

(e)	Any minimum accrued benefit required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Code Sections 41l(a)(3)(B) or 41l(a)(3)(D).

(f)
For purposes of satisfying the minimum benefit requirements of Section 416(c)(l) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

11.4	VESTING. The minimum vesting schedule set forth in this Section 11.4 shall apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of

Section 411(a)(7) of the Code except those attributable to Employee contributions, if any, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-top- heavy plan, a Participant with three (3) or more years of Credited Service shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended. For vesting to be determined under this schedule, an Employee must be credited with at least one (1) Hour of Service in any Plan Year in which the Plan is a Top-Heavy Plan. Payment of a Participant's vested Accrued Benefit under this Section shall be made in accordance with the provisions of Article Five.

Years of Credited Service

Less than 3 years
3 years and thereafter
Vested Percentage

0%
100%

ARTICLE TWELVE--MISCELLANEOUS PROVISIONS

12.1
PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan nor any amendment of it nor the creation of any fund or amount nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee, and all liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

12.2
SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

12.3
MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is not less than he would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

12.4	REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

(a)	Any Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (I) year after the date of contribution.

(b)
All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under Code Section 404. Any Plan assets attributable to any contributions made to this Plan by the Employer shall be refunded to the Employer, to the extent the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one

(1)	year of the resolution of any judicial or administrative process with respect to the disallowance.

12.5
BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," or as provided in Section 40l(a)(l3)(C) of the Code with respect to certain judgments and settlements, the right of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

12.6
DISTRIBUTION TO LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity, incapable of handling the disposition of his property, the Administrator, in its sole discretion, may direct the Trustee to apply all or any portion of such benefits, directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute all or any portion of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

12.7
MISSING PERSONS. If the Administrator is unable to locate a proper payee within one year after a benefit becomes payable, the Administrator may treat the benefit as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.

12.8
EXPENSES. To the extent permissible under applicable law, all reasonable expenses of the Plan and Trust Fund shall be paid by, and constitute a charge upon, the Trust Fund, except to the extent that such expenses may have been paid by an Employer in its sole and absolute discretion. Such expenses shall include any expenses incident to the functioning of the Plan, including, without limitation, attorneys' fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, the premiums of plan termination insurance purchased from the Pension Benefit Guaranty Corporation, and any other costs of administering the Plan.

12.9	GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at his date of separation from service.

12.10	GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of New York, except to the extent such laws are pre-empted by Federal law.

12.11
CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

12.12
HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

12.13
COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

IN WITNESS WHEREOF, the  Employer   has   caused   this   Plan   to   be   executed       on  the ____________27______________________ day of ________August________________, 2020.

MINERALS TECHNOLOGIES INC.

By:_____/s/ Thomas J. Meek___________________

Print Name:_______Thomas J. Meek_____________
On behalf of the Retirement Committee

                                             SCHEDULE A

Early Retirement Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits pursuant to Section 4.4(b)(2)(A):

Age	Percentage
65	100
64	96
63	92
62	88
61	84
60	80
59	76
58	72
57	68
56	64
55	60

                                           SCHEDULE B

Alternate Early Retirement Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits pursuant to Section 4.4(b)(2)(B):

Age	Minimum Years of Service	Percentage
64	26	100
63	27	100
62	28	100
61	29	100
60	30	100
59	31	96
58	32	92
57	33	88
56	34	84
55	35	80

SCHEDULE C

Vested Benefit Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of vested benefits pursuant to Section 4.4(b)(2)(C):

Age That Annuity Percentage of
 Payments CommenceVested Annuity

65+	100
64	94
63	88
62	82
61	76
60	70
59	64
58	58
57	52
56	46
55	40

SCHEDULE D

A Participant's Credited Service pursuant to Section 2.1 shall include service with the following employers as provided herein.

(1)
Service With Zedmark Refractories Corporation and/or Zedmark Inc. Credited Service, for purposes of vesting pursuant to Section 4.4(a), shall include each full year of service for the period during which a Participant was employed by Zedmark Refractories Corporation and/or Zedmark, Inc. prior to October 3, 1989, except if such Participant was covered at such time by a collective bargaining agreement that did not provide for coverage of such Participant under the Pfizer Inc. Retirement Annuity Plan (the "Pfizer Plan"). Credited Service for purposes of benefit accrual under the Career Earnings Formula shall include each full year of service for the period during which a Participant was employed by Zedmark Refractories Corporation and/or Zedmark, Inc. prior to October 3, 1989, provided such number of full years of service may not exceed the number of full years of service the Participant is employed by the Company after October 3, 1989; and provided, further, such Participant was not covered, on October 3, 1989, by a collective bargaining agreement that did not provide for coverage of such Participant under the Pfizer Plan.

(2)
Service With Nalco Chemical Company. Credited Service, for purposes of vesting under Section 4.4 and eligibility for early retirement under Section 4.4(b)(2)(A) and (B), shall include each full year of service for the period during which a Participant was employed by Nalco Chemical Company prior to June 1, 1988, if such Participant was a transferred employee, as such term is defined in the Purchase Agreement dated June 1, 1988, between Quigley  Company, Inc. and Pfizer Inc., as purchasers and Nalco Chemical Company, as seller.

(3)
Service With Martin Marietta Magnesia Specialties, Inc. With respect to Participants who were employees of Martin Marietta Magnesia Specialties, Inc. on April 30, 2001, who became Employees on May 1, 2001, Credited Service, for purposes of vesting under Section 4.4 and eligibility for early retirement under Section 4.4(b)(2), shall include each full year of service for the period during which a Participant was employed by Martin Marietta Magnesia Specialties, Inc. prior to May 1, 2001; provided such Participant was not covered, on April 30, 2001, by the terms of a collective bargaining agreement of which Martin Marietta Magnesia Specialties, Inc. was a party.